                               HUDSON FOODS, INC.

                             Note Purchase Agreement

                          DATED AS OF DECEMBER 28, 1995

              $55,000,000 6.69% SENIOR NOTES DUE DECEMBER 28, 2005

                                TABLE OF CONTENTS
                          (Not a Part of the Agreement)
                                                                           PAGE

1.PURCHASE AND SALE OF NOTES...............................................  1
  1.1       Issuance of Notes..............................................  1
  1.2       The Closing....................................................  1
  1.3       Purchase for Investment; ERISA.................................  2
  1.4       Failure to Tender, Failure of Conditions.......................  3
  1.5       Expenses.......................................................  3
2.WARRANTIES AND REPRESENTATIONS...........................................  4
  2.1       Nature of Business.............................................  4
  2.2       Financial Statements; Indebtedness; Material Adverse Change....  4
  2.3       Subsidiaries and Affiliates....................................  5
  2.4       Title to Properties; Leases; Patents, Trademarks, etc..........  5
  2.5       Taxes..........................................................  6
  2.6       Pending Litigation.............................................  7
  2.7       Full Disclosure................................................  7
  2.8       Corporate Organization and Authority...........................  7
  2.9       Charter Instruments, Other Agreements, etc.....................  8
  2.10      Restrictions on Company and Subsidiaries.......................  8
  2.11      Compliance with Law............................................  8
  2.12      ERISA..........................................................  9
  2.13      Certain Laws................................................... 10
  2.14      Transactions are Legal and Authorized; Obligations are
            Enforceable.................................................... 11
  2.15      Governmental Consent; Certain Laws............................. 11
  2.16      Private Offering of Notes...................................... 12
  2.17      No Defaults; Transactions Prior to Closing Date, etc........... 12
  2.18      Use of Proceeds of Notes....................................... 12
  2.19      Solvency....................................................... 13
3.CLOSING CONDITIONS....................................................... 13
  3.1       Opinions of Counsel............................................ 13
  3.2       Warranties and Representations True............................ 13
  3.3       Officers' Certificates......................................... 13
  3.4       Good Standing Certificate...................................... 14
  3.5       Legality....................................................... 14
  3.6       Private Placement Number....................................... 14
  3.7       Expenses....................................................... 14
  3.8       Compliance with this Agreement................................. 14
  3.9       Other Purchasers............................................... 14
  3.10      Proceedings Satisfactory....................................... 14
4.PAYMENTS................................................................. 15
  4.1       Mandatory Interest and Principal Prepayments................... 15
  4.2       Optional Prepayments........................................... 15
  4.3       Offer to Prepay upon Change in Control......................... 16
  4.4       Pro Rata Payments.............................................. 18
  4.5       Notation of Notes on Prepayment................................ 18
  4.6       No Other Optional Prepayments; No Acquisition of Notes......... 18

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5.REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES............................ 19
  5.1       Registration of Notes.......................................... 19
  5.2       Exchange of Notes.............................................. 19
  5.3       Replacement of Notes........................................... 20
  5.4       Issuance Taxes................................................. 20
6.COVENANTS................................................................ 20
  6.1       Payment of Taxes and Claims.................................... 20
  6.2       Maintenance of Properties; Corporate Existence; etc............ 21
  6.3       Payment of Notes and Maintenance of Office..................... 22
  6.4       Liens.......................................................... 22
  6.5       Merger, Consolidation, Transfers of Property, etc.............. 25
  6.6       Tangible Net Worth............................................. 26
  6.7       Working Capital; Current Ratio................................. 27
  6.8       Limitations on Indebtedness.................................... 27
  6.9       Current Debt................................................... 30
  6.10      Cash Flow Coverage Ratio....................................... 30
  6.11      Dividends and Prepayments on Subordinated Debt................. 31
  6.12      Capital Expenditures........................................... 32
  6.13      Operating Lease Rentals........................................ 32
  6.14      Nature of Business............................................. 33
  6.15      Transactions with Affiliates................................... 33
  6.16      Guaranties of Subsidiaries..................................... 33
  6.17      Restricted Investments......................................... 34
  6.18      ERISA.......................................................... 34
  6.19      Private Offering............................................... 35
  6.20      Certain Accounting Matters..................................... 36
7.INFORMATION AS TO COMPANY................................................ 36
  7.1       Financial and Business Information............................. 36
  7.2       Officer's Certificates......................................... 39
  7.3       Accountants' Certificates...................................... 40
  7.4       Inspection..................................................... 40
8.EVENTS OF DEFAULT........................................................ 40
  8.1       Nature of Events............................................... 40
  8.2       Default Remedies............................................... 43
  8.3       Annulment of Acceleration of Notes............................. 44
9.INTERPRETATION OF THIS AGREEMENT......................................... 45
  9.1       Terms Defined.................................................. 45
  9.2       GAAP........................................................... 56
  9.3       Directly or Indirectly......................................... 56
  9.4       Section Headings and Table of Contents and Construction........ 56
  9.5       Governing Law.................................................. 57
10.MISCELLANEOUS........................................................... 57
   10.1      Communications................................................ 57
   10.2      Reproduction of Documents..................................... 58
   10.3      Survival...................................................... 58
   10.4      Successors and Assigns........................................ 58
   10.5      Amendment and Waiver.......................................... 59
   10.6      Expenses...................................................... 60
   10.7      Payments on Notes............................................. 60
   10.8      Jurisdiction; Service of Process.............................. 61
   10.9      Entire Agreement.............................................. 62
   10.10     Duplicate Originals, Execution in Counterpart................. 62

Annex 1    --        Information as to Purchasers
Annex 2    --        Payment Instructions at Closing
Annex 3    --        Information as to Company and Subsidiaries
Annex 4    --        Information as to Business Covenants

Exhibit A  --        Form of 6.69% Senior Note Due December 28, 2005
Exhibit B1 --        Form of Company Counsel's Closing Opinion
Exhibit B2 --        Form of Special Counsel's Closing Opinion
Exhibit C  --        Form of Company Officer's Certificate
Exhibit D  --        Form of Company Secretary's Certificate
Exhibit E  --        Form of Subsidiary Guaranty

                               HUDSON FOODS, INC.
                                1225 Hudson Road
                             Rogers, Arkansas 72756

                             NOTE PURCHASE AGREEMENT

              $55,000,000 6.69% SENIOR NOTES DUE DECEMBER 28, 2005

                                                   Dated as of December 28, 1995

Employers Life Insurance Company of Wausau
One Nationwide Plaza (1-33-07)

Columbus, Ohio  43215-2220

Ladies and Gentlemen:

     HUDSON FOODS, INC. (together with its successors and assigns permitted pursuant to this Agreement, the "Company"), a Delaware corporation, hereby agrees with you as follows:

1. PURCHASE AND SALE OF NOTES

   1.1        Issuance of Notes.

    The Company will authorize the issuance of Fifty-Five Million Dollars ($55,000,000) in aggregate principal amount of its six and sixty-nine one-hundredths percent (6.69%) Senior Notes due December 28, 2005 (all such notes, whether initially issued, or issued in exchange or substitution for, any such note, in each case in accordance with the Note Purchase Agreements, collectively, the "Notes"). The Notes shall be in the form of Exhibit A, and shall have the terms as herein and therein provided.

   1.2 The Closing.

        (a) Purchase and Sale of Notes. The Company hereby agrees to sell to you and you hereby agree to purchase from the Company, in accordance with the provisions hereof, the aggregate principal amount of Notes set forth below your name on Annex 1 at one hundred percent (100%) of the principal amount thereof.

        (b) The Closing. The closing (the "Closing") of the Company's sale of Notes will be held on December 28, 1995 (the "Closing Date") at 9:00 a.m., local time, at the office of Metropolitan Life Insurance Company, One Madison Avenue, New York, New York. At the Closing, the Company will deliver to you one or more Notes (as set forth below your name on Annex 1), in the denominations indicated on Annex 1, in the aggregate principal amount of your purchase, dated the Closing Date and payable to you or payable as indicated on Annex 1, against payment by federal funds wire transfer in immediately available funds of the purchase price thereof, as directed by the Company on Annex 2, which shall be an account at a bank located in the United States of America.

        (c) Other Purchasers. Contemporaneously with the execution and delivery hereof, the Company is entering into separate note purchase agreements identical (except for the name and signature of the purchaser) hereto (such separate note purchase agreements, together with this Agreement, collectively and as amended from time to time, the "Note Purchase Agreements") with each other purchaser (each, an "Other Purchaser" and collectively, the "Other Purchasers;" you and the Other Purchasers referred to as the "Purchasers") listed on Annex 1, providing for the sale to each Other Purchaser of Notes in the aggregate principal amount set forth below its name on Annex 1. The sales of the Notes to you and to each Other Purchaser are to be separate sales.

    1.3 Purchase for Investment; ERISA.

        (a) Purchase for Investment. You represent to the Company that you are purchasing the Notes, in the aggregate amounts provided herein, for your own account for investment and with no present intention of distributing the Notes or any part thereof, but without prejudice to your right at all times to:

        (i) sell or otherwise dispose of all or any part of the Notes under a registration statement filed under the Securities Act, or in a transaction exempt from the registration requirements of the Securities Act; and

        (ii) have control over the disposition of all of your respective assets to the fullest extent required by any applicable insurance law.

It is understood that, in making the representations set out in Section 2.14(a) and Section 2.15(a) of this Agreement, the Company is relying, to the extent applicable, upon your representations in the immediately preceding sentence.

        (b) ERISA. Each of you represent and warrant that, with respect to each source of funds to be used by you to purchase the Notes on the Closing Date (respectively, the "Source"), at least one (1) of the following statements is accurate:

        (i) the Source is assets of an insurance company general account and not assets of an insurance company separate account (within the meaning of
    Section 3(17) of ERISA), and that all requirements for an exemption under Department of Labor Prohibited Transaction Exemption 95-60 (60 F.R. 35925, July 12, 1995) have been satisfied; provided that in making such representation you are relying on the Company's representations set forth in
    Section 2.12(c), or;

        (ii) the Source is a "governmental plan" as defined in Title I, Section 3(32) of ERISA;

        (iii) the Source is either (A) an insurance company pooled separate account, and the purchase is exempt in accordance with Department of Labor Prohibited Transaction Exemption 90-1 (issued January 29, 1990), or (B) a bank collective investment fund, in which case the purchase is exempt in accordance with Department of Labor Prohibited Transaction Exemption 91-38 (issued July 12, 1991);

        (iv) the Source is an "investment fund" managed by a qualified professional asset manager" or "QPAM" (as such terms are defined in Part V of Department of Labor Prohibited Transaction Exemption 84-14 (issued March 13, 1984)) which QPAM has been identified in writing, and the purchase is exempt under Department of Labor Prohibited Transaction Exemption 84-14 provided that no other party to the transactions described in this Agreement and no "affiliate" of such other party (as defined in Section V(c) of Department of Labor Prohibited Transaction Exemption 84-14) has at the time of the Closing Date, and has not exercised at any time during the immediately preceding year, the authority to appoint or terminate said QPAM as manager of the assets of any "plan" identified in writing pursuant to this clause (iv) or to negotiate the terms of said QPAM's management agreement on behalf of such identified "plans;" or

        (v) the Source is one or more "plans," or a separate account or trust fund comprised of one or more "plans," each of which has been identified to the Company in writing pursuant to this clause (v).

As used in this Section 1.3(b), "plan" or "plans" shall have the meaning set forth in Title I, section 3(3) of ERISA.

    1.4 Failure to Tender, Failure of Conditions.

If at the Closing the Company fails to tender to you the Notes to be purchased by you at the Closing, or if the conditions specified in Section 3 hereof have not been fulfilled, you may thereupon elect to be relieved of all further obligations hereunder. Nothing in this Section 1.4 shall operate to relieve the Company from any of its obligations hereunder or to waive your respective rights against the Company.

    1.5 Expenses.

        (a) Generally. Whether or not the Notes are sold, the Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating hereto, including, but not limited to:

              (i) the reasonable cost of reproducing this Agreement, the Notes and the other documents delivered in connection with the Closing;

              (ii) the reasonable fees and disbursements of your special counsel incurred in connection herewith;

              (iii) the reasonable cost of delivering to your home office or custodian bank, insured to your satisfaction, the Notes purchased by you;

              (iv) the reasonable fees, expenses and costs incurred in complying with each of the conditions to closing set forth in Section 3 hereof; and

              (v) the cost of obtaining a private placement number for the Notes.

        (b) Counsel. Without limiting the generality of the foregoing, it is agreed and understood that the Company will pay, at the Closing, the statement for reasonable fees and disbursements of your special counsel presented at the Closing and the Company will also pay, upon receipt of any statement therefor, each additional statement for reasonable fees and disbursements of your special counsel rendered after the Closing in connection with the issuance of the Notes or the matters referred to in
    Section 1.5(a) hereof.

        (c)  Survival.  The  obligations  of the Company under this Section 1.5,
    Section 5.4, Section 8.2(e) and Section 10.6 of this Agreement shall survive the payment of the Notes and the termination hereof.

2. WARRANTIES AND REPRESENTATIONS

To induce you to enter into this Agreement and to purchase the Notes, the Company warrants and represents, as of the Closing Date, as follows:

    2.1 Nature of Business.

The Most Recent 10-K (a copy of which previously has been delivered to you), correctly describes the general nature of the business and principal Properties of the Company and the Subsidiaries as of the Closing Date.

    2.2 Financial Statements; Indebtedness; Material Adverse Change.

        (a) Financial Statements. The Company has provided you and each Other Purchaser with its financial statements described in Part 2.2(a) of Annex 3 hereto. Such financial statements have been prepared in accordance with GAAP consistently applied, and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of such dates and the results of their operations and cash flows for such periods. All such financial statements include the accounts of all subsidiaries of the Company for the respective periods during which a subsidiary relationship has existed.

        (b) Indebtedness. Part 2.2(b) of Annex 3 hereto lists all Indebtedness of the Company and the Subsidiaries as of the Closing Date, and provides the following information with respect to each item of such Indebtedness:

             (i) the holder thereof,

             (ii) the outstanding amount,

              (iii) the portion which is classified as current under GAAP, and

              (iv) the collateral securing such Indebtedness, if any.

        (c) Material Adverse Change. Since September 30, 1995, there has been no change in the business, prospects, profits, Properties or condition (financial or otherwise) of the Company or any of the Subsidiaries, except changes in the ordinary course of business that, in the aggregate for all such changes, could not reasonably be expected to have a Material Adverse Effect.

        (d) Other Financial Information. All statements or summaries of historical and pro forma financial condition and performance of the Company and the Subsidiaries contained in the Most Recent 10K or described in Part 2.2(a) of Annex 3 have been in all material respects prepared in accordance with GAAP, unless otherwise expressly noted therein. All assumptions and estimates upon which any statements of pro forma financial condition or performance have been based are reasonable in light of the circumstances existing at the time such assumptions and estimates were made, based on the best information available to management of the Company and the Subsidiaries at the time of the preparation thereof. As of the Closing Date, and in light of the circumstances existing on such date, such assumptions continue to be reasonable, based on the best information available to the management of the Company and the Subsidiaries.

    2.3 Subsidiaries and Affiliates.

    Part 2.3 of Annex 3 hereto sets forth:

        (a)  the  name  of  each  of  the  Subsidiaries,   its  jurisdiction  of
    incorporation and the percentage of its Voting Stock owned by the Company and each other Subsidiary, and

        (b) a description of the Affiliates (other than individuals) and the nature of their affiliation.

Each of the Company and the Subsidiaries has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and nonassessable.

    2.4 Title to Properties; Leases; Patents, Trademarks, etc.

        (a) Each of the Company and the Subsidiaries has good and marketable title to all of the real Property, and good title to all of the other Property, reflected in the most recent balance sheet referred to in Section 2.2(a) hereof (except as sold or otherwise disposed of in the ordinary course of business), except where the failure to have such good and marketable title (i) is immaterial to such financial statements, and (ii) could not reasonably be expected to have a Material Adverse Effect. All such Property is free from Liens not permitted by Section 6.4 hereof.

        (b) Each of the Company and the Subsidiaries has complied with all material obligations under all leases to which it is a party, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. All such leases are in full force and effect and each of the Company and the Subsidiaries enjoys peaceful and undisturbed possession under all such leases.

        (c) Each of the Company and the Subsidiaries owns, possesses or has the right to use all of the patents, trademarks, service marks, trade names, copyrights and licenses, and rights with respect thereto, necessary for the present and currently planned future conduct of its business, without any known conflict with the rights of others, except for such failures to own, possess, or have the right to use, that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

    2.5 Taxes.

        (a) Returns Filed; Taxes Paid.

            (i) All tax returns required to be filed by the Company and each Subsidiary and any other Person with which the Company or any Subsidiary files or has filed a consolidated return in any jurisdiction have been filed on a timely basis, and all taxes, assessments, fees and other governmental charges upon the Company, such Subsidiary and any such Person, and upon any of their respective Properties, income or franchises, that are due and payable have been paid, except for such tax returns and such tax payments which are being contested in good faith and which could not, in the aggregate for all such tax returns and payments, reasonably be expected to have a Material Adverse Effect.

            (ii) All liabilities of each of the Company, the Subsidiaries and the other Persons referred to in the preceding clause (i) with respect to federal income taxes have been finally determined except for the fiscal years set forth in Part 2.5(a) of Annex 3 hereto, the only years not closed by the completion of an audit or the expiration of the statute of limitations.

        (b) Book Provisions Adequate.

            (i) The amount of the liability for taxes reflected in each of the balance sheets referred to in Section 2.2(a) hereof is in each case an adequate provision for taxes as of the dates of such balance sheets (including, without limitation, any payment due pursuant to any tax sharing agreement) as are or may become payable by any one or more of the Company and the other Persons consolidated with the Company in such financial statements in respect of all tax periods ending on or prior to such dates.

            (ii) The Company does not know of any proposed additional tax assessment against it or any such Person that is not reflected in full in the most recent balance sheet referred to in Section 2.2(a) hereof.

    2.6 Pending Litigation.

        (a) There are no proceedings, actions or investigations pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal that, in the aggregate for all such proceedings, actions and investigations, could reasonably be expected to have a Material Adverse Effect.

        (b) Neither the Company nor any Subsidiary is in default with respect to any judgment, order, writ, injunction or decree of any court, Governmental Authority, arbitration board or tribunal that, in the aggregate for all such defaults, could reasonably be expected to have a Material Adverse Effect.

    2.7 Full Disclosure.

The financial statements referred to in Section 2.2(a) hereof do not, nor does this Agreement, the Most Recent 10-K or any statement furnished by or on behalf of the Company to you in connection with the negotiation or any closing of any sale of the Notes, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein and herein not misleading. There is no fact that the Company has not disclosed to you in writing that has had or, so far as the Company can now reasonably foresee, could reasonably be expected to have a Material Adverse Effect.

    2.8 Corporate Organization and Authority.

    Each of the Company and the Subsidiaries:

        (a) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation;

        (b) has all legal and corporate power and authority to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted;

        (c) has all licenses, certificates, permits, franchises and other governmental authorizations necessary to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, except where the failure to have such licenses, certificates, permits, franchises and other governmental authorizations, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect; and

        (d) has duly qualified or has been duly licensed, and is authorized to do business and is in good standing, as a foreign corporation, in each state (each of which states is listed in Part 2.8(d) of Annex 3 hereto) where the failure to be so qualified or licensed and authorized and in good standing, in the aggregate for all such failures, could reasonably be expected to have a Material Adverse Effect.

    2.9 Charter Instruments, Other Agreements, etc.

        (a) Charter Instruments. Neither the Company nor any Subsidiary is in violation in any respect of any term of any charter instrument or bylaw.

        (b) Agreements Relating to Indebtedness. Neither the Company nor any Subsidiary is in violation of any term in, and no default or event of default exists under, any agreement or other instrument to which it is a party or by which it or any of its Properties may be bound relating to, or providing the terms of, any Indebtedness specified in Part 2.2(b) of Annex 3 hereto having a principal or stated amount equal to or in excess of Two Hundred Fifty Thousand Dollars ($250,000).

        (c) Other Agreements. Neither the Company nor any Subsidiary is in violation of any term in, and no default or event of default exists under, any agreement or other instrument to which it is a party or by which it or any of its Properties may be bound (other than the agreements and other instruments specified in clause (b) of this Section 2.9), which, in the aggregate for all such violations, could reasonably be expected to have a Material Adverse Effect.

    2.10 Restrictions on Company and Subsidiaries.

    Neither the Company nor any Subsidiary:

        (a) is a party to any contract or agreement, or subject to any charter or other corporate restriction that, in the aggregate for all such contracts, agreements, charters and corporate restrictions, could reasonably be expected to have a Material Adverse Effect;

        (b) is a party to any contract or agreement that restricts the right or ability of such corporation to incur Indebtedness, other than this Agreement and the agreements listed in Part 2.10(b) of Annex 3 hereto, none of which restricts the issuance and sale of the Notes or the performance by the Company of its obligations under this Agreement or under the Notes; or

        (c) has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by
    Section 6.4 hereof.

True, correct and complete copies of each of the agreements listed in Part 2.10(b) of Annex 3 hereto have been provided to you and your special counsel.

    2.11 Compliance with Law.

Neither the Company nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation to which it is subject, which violations, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

    2.12 ERISA.

        (a) Prohibited Transactions. Neither the execution of this Agreement, the purchase of the Notes by you nor the consummation of the transactions contemplated by this Agreement will constitute a "prohibited transaction" (as such term is defined in section 406(a) of ERISA) or result in a tax under section 4975 of the IRC. The representation by the Company in the preceding sentence is made in reliance upon your respective representations in Section 1.3(b) hereof as to the source of funds to be used by you to purchase the Notes.

        (b) Pension Plans.

            (i) Compliance with ERISA. The Company and the ERISA Affiliates are in compliance with ERISA, except for such failures to comply that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

            (ii) Funding Status; Relationship of Vested Benefits to Pension Plan Assets.

                  (A) No "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the IRC), whether or not waived, exists with respect to any Pension Plan.

                  (B) The present value of all benefits, determined as of the most recent valuation date for such benefits as provided in Section 6.18 hereof, vested under each Pension Plan does not exceed the value of the assets of such Pension Plan allocable to such vested benefits, determined as of such date as provided in Section 6.18 hereof.

            (iii) PBGC. No liability to the PBGC has been or is expected to be incurred by the Company or any ERISA Affiliate with respect to any Pension Plan that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No circumstance exists that constitutes grounds under section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, any Pension Plan or trust created thereunder, nor has the PBGC instituted any such proceeding.

            (iv)  Multiemployer   Plans.  Neither  the  Company  nor  any  ERISA
    Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan. There have been no "reportable events" (as such term is defined in section 4043 of ERISA) with respect to any Multiemployer Plan that could result in the termination of such Multiemployer Plan and give rise to a liability of the Company or any ERISA Affiliate in respect thereof.

        (c) Disclosure. Part 2.12(c) of Annex 3 sets forth all ERISA Affiliates and all "employee benefit plans" with respect to which the Company or any "affiliate" of the Company is a "party-in-interest" or in respect of which the Notes could constitute an "employer security" ("employee benefit plan" and "party-in-interest" having the meanings specified in section 3 of ERISA and "affiliate" and "employer security" having the meanings specified in section 407(d) of ERISA).

    2.13 Certain Laws.

        (a) Environmental Protection Laws.

            (i) Compliance. Each of the Company and the Subsidiaries is in compliance with all Environmental Protection Laws in effect in each jurisdiction where it is presently doing business and in which the failure so to comply, in the aggregate for all such failures, could reasonably be expected to have a Material Adverse Effect.

            (ii) Liability. Neither the Company nor any Subsidiary is subject to any liability under any Environmental Protection Law that, in the aggregate for all such liabilities, could reasonably be expected to have a Material Adverse Effect.

            (iii) Notices. Neither the Company nor any Subsidiary has received any:

                    (A) notice from any Governmental Authority by which any of its present or previously-owned or leased Properties has been identified in any manner by any Governmental Authority as a hazardous substance disposal or removal site, "Super Fund" clean-up site or candidate for removal or closure pursuant to any Environmental Protection Law;

                    (B) notice of any Lien arising under or in connection with any Environmental Protection Law that has attached to any revenues of, or to, any of its owned or leased Properties; or

                    (C) communication, written or oral, from any Governmental Authority concerning any action or omission by the Company or such Subsidiary in connection with its ownership or leasing of any Property resulting in the release of any Hazardous Substance or resulting in any violation of any Environmental Protection Law;

where the effect of which, in the aggregate for all such notices and communications, could reasonably be expected to have a Material Adverse Effect.

        (b) Health Laws.

            (i) Compliance. Each of the Company and the Subsidiaries is in compliance with all Health Laws in effect in each jurisdiction where it is presently doing business and in which the failure so to comply, in the aggregate for all such failures, could reasonably be expected to have a Material Adverse Effect.

            (ii) Liability. Neither the Company nor any Subsidiary is subject to any liability under any Health Law that, in the aggregate for all such liabilities, could reasonably be expected to have a Material Adverse Effect.

            (iii) Notices. Neither the Company nor any Subsidiary has received any notice from any Governmental Authority concerning any actual or alleged violation of any Health Law where the effect of which, in the aggregate for all such notices and communications, could reasonably be expected to have a Material Adverse Effect.

    2.14 Transactions are Legal and Authorized; Obligations are Enforceable.

        (a) Transactions are Legal and Authorized. Each of the issuance, sale and delivery of the Notes by the Company, the execution and delivery of this Agreement by the Company, and compliance by the Company with all of the provisions of this Agreement and of the Notes:

            (i) is within the corporate powers of the Company; and

            (ii) is legal and does not conflict with, result in any breach of any of the provisions of, constitute a default under, or result in the creation of any Lien upon any Property of the Company or any Subsidiary under the provisions of, any agreement, charter instrument, bylaw or other instrument to which any such Person is a party or by which any such Person or any of such Person's respective Properties may be bound.

        (b) Obligations are Enforceable. Each of this Agreement and the Notes have been duly authorized by all necessary action on the part of the Company, have been duly executed and delivered by authorized officers of the Company and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms except that the enforceability of this Agreement and of the Notes may be:

            (i) limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium or other similar laws affecting the enforceability of creditors' rights generally; and

            (ii) subject to the availability of equitable remedies.

    2.15 Governmental Consent; Certain Laws.

        (a) Governmental Consent. Neither the nature of the Company or any Subsidiary, or of any of their respective businesses or Properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offer, issuance, sale or delivery of the Notes and the execution and delivery of this Agreement, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of the Company or any Subsidiary as a condition to the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Notes.

        (b) Certain Laws. Neither the Company nor any Subsidiary is subject to regulation under, or otherwise required to comply with any filing, registration or notice provisions of, (i) the Investment Company Act of 1940, as amended, (ii) the Public Utility Holding Company Act of 1935, as amended, (iii) the Transportation Acts (49 U.S.C.), as amended, or (iv) the Federal Power Act, as amended, except that Ohse is subject to regulation under the Transportation Acts (49 U.S.C.), as amended.

    2.16 Private Offering of Notes.

Neither the Company nor any Subsidiary has offered any of the Notes or any similar Security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser other than you and four (4) other Institutional Investors, each of whom was offered all or a portion of the Notes at private sale for investment.

    2.17 No Defaults; Transactions Prior to Closing Date, etc.

        (a) No event has occurred and no condition exists that, upon the execution and delivery of this Agreement or the issuance of the Notes, would constitute a Default or an Event of Default.

        (b) Except as disclosed in Part 2.17(b) of Annex 3 hereto, neither the Company nor any Subsidiary entered into any transaction during the period beginning on September 30, 1995 and ending on the Closing Date that would have been prohibited by Section 6.5, Section 6.11, Section 6.12 or Section
    6.15 hereof had such Sections applied during such period.

    2.18 Use of Proceeds of Notes.

        (a) Use of Proceeds. The Company will generally apply the proceeds from the sale of the Notes to finance Capital Expenditures of the Company.

        (b) Margin Securities. None of the transactions contemplated herein and in the Notes (including, without limitation, the use of the proceeds from the sale of the Notes) violates, will violate or will result in a violation of section 7 of the Exchange Act or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The obligations of the Company under this Agreement and the Notes are not and will not be directly or indirectly secured (within the meaning of such Regulation G) by any Margin Security, and no Notes are being sold on the basis of any such collateral.

        (c) Absence of Foreign or Enemy Status. Neither the sale of the Notes nor the use of proceeds from the sale thereof will result in a violation of any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order in connection therewith.

    2.19 Solvency.

The fair value of the business and assets of the Company is in excess of the amount that will be required to pay its liabilities (including, without limitation, contingent, subordinated, unmatured and unliquidated liabilities on existing debts, as such liabilities may become absolute and matured), in each case both prior to and after giving effect to the transactions contemplated by this Agreement and the Notes. After giving effect to the transactions contemplated by this Agreement and the Notes, the Company will not be engaged in any business or transaction, or about to engage in any business or transaction, for which it has unreasonably small capital, and the Company has or had no intent to hinder, delay or defraud any entity to which it is, or will become, on or after the Closing Date, indebted or to incur debts that would be beyond its ability to pay as such debts mature.

3. CLOSING CONDITIONS

Your obligation to purchase and pay for the Notes at the Closing are subject to the following conditions precedent:

    3.1 Opinions of Counsel.

    You shall have received from

        (a) Wright, Lindsey & Jennings, counsel for the Company, and

        (b) Hebb & Gitlin, a Professional Corporation, your special counsel,

closing opinions, each dated the Closing Date, substantially in the respective forms set forth in Exhibit B1 and Exhibit B2 hereto and as to such other matters as you may reasonably request. This Section 3.1 shall constitute direction by the Company to such counsel named in the foregoing clause (a) to deliver such closing opinion to you.

    3.2 Warranties and Representations True.

The warranties and representations contained in Section 2 hereof shall be true on the Closing Date with the same effect as though made on and as of that date.

    3.3 Officers' Certificates.

    You shall have received:

        (a) a certificate dated the Closing Date and signed by a Senior Officer of the Company, substantially in the form of Exhibit C hereto; and

        (b) a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, substantially in the form of Exhibit D hereto.

    3.4 Good Standing Certificate.

You shall have received a certificate, dated on or immediately prior to the Closing Date, from the Secretary of State (or other appropriate official) of Delaware, certifying as to the due incorporation and good standing of the Company.

    3.5 Legality.

The Notes to be acquired by you shall, on the Closing Date, qualify as a legal investment for you under applicable insurance law (without regard to any "basket" or "leeway" provisions), and such acquisition shall not subject you to any penalty or other onerous condition contained in or pursuant to any such law or regulation, and you shall have received such evidence as you may reasonably request to establish compliance with this condition.

    3.6 Private Placement Number.

The Company shall have obtained or caused to be obtained a private placement number for the Notes from the CUSIP Service Bureau of Standard & Poor's (a division of McGraw-Hill, Inc.) and you shall have been informed of such private placement number.

    3.7 Expenses.

All fees and disbursements required to be paid pursuant to Section 1.5(b) hereof shall have been paid in full.

    3.8 Compliance with this Agreement.

Each of the Company and the Subsidiaries shall have performed and complied with all agreements and conditions contained herein that are required to be performed or complied with by the Company and the Subsidiaries on or prior to the Closing Date, and such performance and compliance shall remain in effect on the Closing Date.

    3.9 Other Purchasers

None of the Other Purchasers shall have failed to execute and deliver a Note Purchase Agreement or to accept delivery of or make payment for the Notes to be purchased by it on the Closing Date.

    3.10 Proceedings Satisfactory.

All proceedings taken in connection with the issuance and sale of the Notes and all documents and papers relating thereto shall be satisfactory to you and your special counsel. You and your special counsel shall have received, in a timely manner, copies of such documents and papers as you or they may request in connection therewith or in connection with your special counsel's closing opinion, all in form and substance satisfactory to you and your special counsel.

4. PAYMENTS

    4.1 Mandatory Interest and Principal Prepayments.

        (a) Interest. Interest on the Notes shall be computed and paid in the manner and on the dates provided in the Notes.

        (b) Principal. The Company shall pay, and there shall become due and payable, Seven Million Eight Hundred Fifty-Seven Thousand One Hundred Forty-Two and 86/100 Dollars ($7,857,142.86) in principal amount of the Notes on December 28 in each year beginning on December 28, 1999, and ending on December 28, 2004, inclusive (each, a "Required Principal Prepayment"). Each Required Principal Prepayment shall be at one hundred percent (100%) of the principal amount paid, together with interest accrued thereon to the date of payment. The entire principal of the Notes remaining outstanding on December 28, 2005, together with interest accrued thereon, shall become due and payable on December 28, 2005.

    4.2 Optional Prepayments.

        (a) Optional Prepayments. The Company may, at any time and from time to time, prepay the principal amount of the Notes in part, in integral multiples of One Million Dollars ($1,000,000), or in whole, in each case together with:

            (i) an amount equal to the Make-Whole Amount on such date in respect of the principal amount of the Notes being so prepaid; and

            (ii) interest on such principal amount then being prepaid accrued to the prepayment date.

        (b) Notice of Optional Prepayment. The Company will give notice of any optional prepayment of the Notes to each holder of Notes not less than thirty (30) days or more than sixty (60) days before the date fixed for prepayment, specifying:

            (i) such date;

            (ii) that such prepayment is to be made pursuant to Section 4.2 of this Agreement;

            (iii) the principal amount of each Note to be prepaid on such date;

            (iv) the interest to be paid on each such Note, accrued to the date fixed for payment; and

            (v) the calculation of an estimated Make-Whole Amount, if any (calculated as if the date of such notice was the date of prepayment), due in connection with such prepayment, accompanied by a copy of any applicable documentation used in connection with determining the Make-Whole Discount Rate in respect of such prepayment.

Notice of prepayment having been so given, the aggregate principal amount of the Notes to be prepaid specified in such notice, together with the Make-Whole Amount as of the specified prepayment date with respect thereto, if any, and accrued interest thereon shall become due and payable on the specified prepayment date. Two (2) Business Days prior to the making of such prepayment, the Company shall deliver to each holder of Notes by facsimile transmission a certificate of a Senior Financial Officer specifying the details of the calculation of such Make-Whole Amount as of the specified prepayment date, accompanied by a copy of any applicable documentation used in connection with determining the Make-Whole Discount Rate in respect of such prepayment.

        (c) Application of Prepayments. Upon any partial prepayment of the Notes pursuant to this Section 4.2, the principal amount of Notes so prepaid shall be applied to the Required Principal Prepayments with respect to such Notes, and to the payment at maturity of such Notes, as provided in Section 4.1 hereof, in the inverse order of the due date of such payments.

    4.3 Offer to Prepay upon Change in Control.

        (a) Notice and Offer. In the event of either

            (i) a Change in Control, or

            (ii) the obtaining of knowledge of a Control Event by any officer of the Company or any Subsidiary (including, without limitation, via the receipt of notice of a Control Event from any holder of Notes), the Company will, within three (3) Business Days of the occurrence of either of such events, give written notice of such Change in Control or Control Event to each holder of Notes by certified mail (with a copy thereof sent via an overnight courier of national reputation) and, simultaneously with the sending of such written notice, give telephonic advice of such Change in Control or Control Event to an investment officer or other similar representative or agent of each such holder specified on Annex 1 hereto at the telephone number specified thereon, or to such other Person at such other telephone number as any holder of a Note may specify to the Company in writing.

In the event of a Change in Control, such written notice shall contain, and such written notice shall constitute, an irrevocable offer to prepay all, but not less than all, the Notes held by such holder on a date specified in such notice (the "Control Prepayment Date") that is not less than thirty (30) days and not more than sixty (60) days after the date of such notice. If the Control Prepayment Date shall not be specified in such notice, the Control Prepayment Date shall be the thirtieth (30th) day after the date of posting of such notice. If the Company shall not have received a written response to such notice from each holder of Notes within ten (10) days after the date of posting of such notice to such holder of Notes, then the Company shall immediately send a second written notice via an overnight courier of national reputation to each such holder of Notes who shall have not previously responded to the Company, which notice shall also specify the Control Prepayment Date.

        (b) Acceptance and Payment. To accept or reject such offered prepayment, a holder of Notes shall cause a notice of such acceptance or rejection to be delivered to the Company on or prior to the fifteenth (15th) day after the date of receipt by such holder of the latest written offer of such prepayment (the "Offer Determination Date"). If so accepted, such offered prepayment shall be due and payable on the Control Prepayment Date. Such offered prepayment shall be made at one hundred percent (100%) of the principal amount of such Notes, together with any Make-Whole Amount as of the Control Prepayment Date with respect thereto and interest on the Notes then being prepaid accrued to the Control Prepayment Date. If a holder of Notes shall not have responded to such offered prepayment on or prior to the Offer Determination Date, such holder shall be deemed to have accepted such offered prepayment.

        (c) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 4.3 shall be accompanied by a certificate, executed by a Senior Officer of the Company and dated the date of such offer, specifying:

            (i) the Control Prepayment Date;

            (ii) that such offer is made pursuant to Section 4.3 of this Agreement;

            (iii) the principal amount of each Note offered to be prepaid;

            (iv) the interest that would be due on each such Note offered to be prepaid, accrued to the date fixed for payment;

            (v) the calculation of an estimated Make-Whole Amount, if any (calculated as if the date of such notice was the date of prepayment), that would be due in connection with such offered prepayment, accompanied by a copy of any applicable documentation used in connection with determining the Make-Whole Discount Rate in respect of such prepayment; and

            (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

Each such notice shall also contain a legend specifying that such holder shall be deemed to have accepted such offered prepayment if such holder shall not have responded to such offer on or prior to the fifteenth (15th) day following such holder's receipt of such notice.

        (d) Effect of Prepayment. Each partial prepayment of the principal of the Notes made pursuant to this Section 4.3 shall be applied against and reduce each of the then remaining Required Principal Prepayments of the Notes and the payment of principal due at maturity by a percentage equal to the aggregate principal amount of the Notes so prepaid divided by the aggregate principal amount of the Notes outstanding immediately prior to such prepayment.

        (e) Notice Concerning Status of Holders of Notes. Promptly after each Control Prepayment Date and the making of all prepayments contemplated on such Control Prepayment Date under this Section 4.3 (and, in any event, within thirty (30) days thereafter), the Company shall deliver to each remaining holder of Notes a certificate signed by a Senior Officer of the Company containing a list of the then current holders of Notes (together with their addresses) and setting forth as to each such holder the outstanding principal amount of Notes held by each such holder at such time.

    4.4 Pro Rata Payments.

        (a) Required Principal Prepayments. If at the time any Required Principal Prepayment or the payment of principal due at maturity with respect to the Notes is required to be made pursuant to Section 4.1 hereof, there is more than one Note outstanding, the aggregate principal amount of each such Required Principal Prepayment or such payment due at maturity (as the case may be) shall be allocated among the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts of the Notes then outstanding, with adjustments, to the extent practicable, to equalize for any prior prepayments not in such proportion.

        (b) Optional  Prepayments.  If at the time any prepayment  under Section
    4.2 hereof is due and there is more than one Note outstanding, the aggregate principal amount of each such prepayment of the Notes shall be allocated among the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts of the Notes then outstanding.

    4.5 Notation of Notes on Prepayment.

Upon any partial prepayment of a Note, such Note may, at the option of the holder thereof, be (but shall not be required to be):

        (a) surrendered to the Company pursuant to Section 5.2 hereof in exchange for a new Note in a principal amount equal to the principal amount remaining unpaid on the surrendered Note;

        (b) made available to the Company for notation thereon of the portion of the principal so prepaid; or

        (c) marked by such holder with a notation thereon of the portion of the principal so prepaid.

In case the entire principal amount of any Note has been paid, such Note shall be surrendered to the Company for cancellation and shall not be reissued, and no Note shall be issued in lieu of the paid principal amount of any Note.

    4.6 No Other Optional Prepayments; No Acquisition of Notes.

Except for prepayments made in accordance with this Section 4, the Company may not make any prepayment of principal in respect of the Notes. The Company will not, and will not permit any Subsidiary or any Affiliate to, directly or indirectly, acquire or make any offer to acquire any Notes.

5. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

    5.1 Registration of Notes.

The Company will cause to be kept at its office  maintained  pursuant to Section
6.3 hereof a register for the registration and transfer of Notes. The name and address of each holder of one or more Notes, the outstanding principal amount of each such Note, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof and the Company shall not be affected by any notice or knowledge to the contrary.

    5.2 Exchange of Notes.

        (a) Upon surrender of any Note at the office of the Company maintained pursuant to Section 6.3 hereof duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing, the Company will execute and deliver, at the Company's expense (except as provided below), new Notes in exchange therefor, in denominations of at least One Hundred Thousand Dollars ($100,000) (except as may be necessary to reflect any principal amount not evenly divisible by One Hundred Thousand Dollars ($100,000)), in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A hereto. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.

        (b) The Company will pay the cost of delivering to or from such holder's home office or custodian bank from or to the Company, insured to the reasonable satisfaction of such holder, the surrendered Note and any Note issued in substitution or replacement for the surrendered Note.

        (c) Each holder of Notes agrees that, in the event it shall sell or transfer any Note without surrendering such Note to the Company as set forth in Section 5.2(a) hereof, it shall:

            (i) prior to the delivery of such Note, make a notation thereon of all principal, if any, paid on such Note and shall also indicate thereon the date to which interest shall have been paid on such Note; and

            (ii) promptly notify the Company of the name and address of the transferee of any such Note so transferred and the effective date of such transfer.

    5.3 Replacement of Notes.

Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership (or of ownership by such Institutional Investor's nominee) and of such loss, theft, destruction or mutilation), and

        (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company (provided that if the holder of such Note is an Institutional Investor or a nominee of such Institutional Investor, such Institutional Investor's own unsecured agreement of indemnity shall be deemed to be satisfactory for such purpose), or

        (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense will execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

    5.4 Issuance Taxes.

The Company will pay all taxes (if any) due in connection with and as the result of the initial issuance and sale of the Notes and in connection with any modification of this Agreement or the Notes and shall save each holder of Notes harmless without limitation as to time against any and all liabilities with respect to all such taxes. The obligations of the Company under this Section 5.4 shall survive the payment or prepayment of the Notes and the termination of this Agreement.

6. COVENANTS

The Company covenants that on and after the Closing Date and so long as any of the Notes shall be outstanding:

    6.1 Payment of Taxes and Claims.

The Company will, and will cause each Subsidiary to, pay before they become delinquent:

        (a) all taxes, assessments and governmental charges or levies imposed upon it or its Property; and

        (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, landlords and other like Persons that, if unpaid, might result in the creation of a Lien upon its Property; provided, that items of the foregoing description need not be paid

            (i) while being actively contested in good faith and by appropriate proceedings as long as adequate book reserves have been established and maintained and exist with respect thereto, and

            (ii) so long as the title of the Company or the other Subsidiary, as the case may be, to, and its right to use, such Property, is not materially adversely affected thereby.

In the case of any such item being contested as described in the immediately preceding sentence (other than the item described in Part 6.1 of Annex 4 hereto) involving in excess of Two Million Dollars ($2,000,000), the appropriateness of the proceedings will be supported by an opinion of the independent counsel responsible for such proceedings and the adequacy of such reserves will be supported by an opinion of the independent accountants of the Company or such Subsidiary (which opinions will be delivered to the Purchasers and the other holders of Notes as provided in Section 7.1(c) hereof), provided that, if the aggregate amount of all such items shall at any time exceed Three Million Dollars ($3,000,000), regardless of the amount of any individual item, the adequacy of the reserves for all such items will be supported by opinions of the independent accountants of the Company or such Subsidiary (which opinions will be delivered to the Purchasers and the other holders of the Notes as provided in
Section 7.1(c) hereof).

    6.2 Maintenance of Properties; Corporate Existence; etc.

    The Company will, and will cause each Subsidiary to:

        (a) Property -- maintain its Property in good condition and working order, ordinary wear and tear excepted, and make all necessary renewals, replacements, additions, betterments and improvements thereto;

        (b) Insurance -- maintain, with financially sound and reputable insurers accorded a rating by A.M. Best Company of "A" or better and a size rating of "XII" or better (or a comparable rating by any comparable successor rating agency), insurance with respect to its Property and business against such casualties and contingencies, of such types (including, without limitation, insurance with respect to losses arising out of Property loss or damage, public liability, business interruption, larceny, workers' compensation, embezzlement or other criminal misappropriation) and in such amounts as is customary in accordance with sound business practices in the case of corporations of established reputations engaged in the same or a similar business and similarly situated;

        (c) Financial Records -- keep accurate and complete books of records and accounts in which accurate and complete entries shall be made of all its business transactions and that will permit the provision of accurate and complete financial statements in accordance with GAAP;

        (d) Corporate Existence and Rights --

            (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises, except where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and

            (ii) maintain each Subsidiary as a Subsidiary and each Wholly-Owned Subsidiary as a Wholly-Owned Subsidiary,

    in each case except as permitted by Section 6.5 hereof; and

        (e) Compliance with Law -- not be in violation of any law, ordinance or governmental rule or regulation to which it is subject (including, without limitation, any Environmental Protection Law or any Health Law) and not fail to obtain any license, certificate, permit, franchise or other governmental authorization necessary to the ownership of its Properties or to the conduct of its business if such violations or failures to obtain, in the aggregate, could reasonably be expected to have (i) a Material Adverse Effect or (ii) a material adverse effect on the ability of the Company or any Subsidiary to conduct in the future the business it conducts at the time of such violation or failure to obtain.

    6.3 Payment of Notes and Maintenance of Office.

The Company will punctually pay, or cause to be paid, the principal of and interest (and Make-Whole Amount, if any) on the Notes, as and when the same shall become due according to the terms of this Agreement and of the Notes. The Company will maintain an office at the address of the Company set forth in
Section 10.1 hereof where notices, presentations and demands in respect of this Agreement or of the Notes may be made upon the Company. Such office will be maintained at such address until such time as the Company shall notify the Purchasers and the other holders of the Notes of any change of location of such office, which will in any event be located within the United States of America.

    6.4 Liens.

        (a) Negative Pledge. The Company will not, and will not permit any Subsidiary to, cause or permit to exist, or agree or consent to cause or permit to exist in the future (upon the happening of a contingency or otherwise), any of its Property, whether now owned or hereafter acquired, to be subject to any Lien except:

            (i) Taxes, etc. -- Liens securing Property taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, landlords and other like Persons, so long as

                 (A) the payment thereof is being actively contested in good faith and by appropriate proceedings and adequate book reserves have been established and maintained and exist with respect thereto, and

                 (B) the title of the Company or the Subsidiary, as the case may be, to, and its right to use, such Property, is not materially adversely affected thereby;

            (ii) Judicial Liens -- Liens

                 (A) arising from judicial attachments and judgments,

                 (B) securing appeal bonds or supersedeas bonds, and

                 (C) arising in connection with court proceedings (including, without limitation, surety bonds and letters of credit or any other instrument serving a similar purpose),

provided that (1) the execution or other enforcement of such Liens is effectively stayed, (2) the claims secured thereby are being actively contested in good faith and by appropriate proceedings, (3) adequate book reserves shall have been established and maintained and shall exist with respect thereto and
(4) the aggregate amount so secured shall not at any time exceed Two Million Dollars ($2,000,000);

            (iii) Ordinary Course Business Liens -- Liens incurred or deposits made in the ordinary course of business

                 (A) in connection with workers' compensation, unemployment insurance, social security and other like laws, and

                 (B) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety and performance bonds (of a type other than set forth in Section 6.4(a)(ii) hereof) and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

provided, however, that all such Liens do not, in the aggregate, materially detract from the value of such Property or materially interfere with the use of such Property in the ordinary conduct of the business of the Company and the Subsidiaries, taken as a whole;

            (iv) Certain Encumbrances -- Liens in the nature of reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real Property, provided that such exceptions and encumbrances do not in the aggregate materially detract from the value of such Properties or materially interfere with the use of such Property in the ordinary conduct of the business of the Company and the Subsidiaries, taken as a whole;

            (v) Intergroup Liens -- Liens on Property of a Subsidiary, provided that such Liens secure only obligations owing to the Company;

            (vi) Closing Date Liens --

                 (A)  Liens  in   existence   on  the  Closing   Date   securing
    Indebtedness, provided that such Liens and such Indebtedness are described in Part 6.4(a)(vi) of Annex 4 hereto; and

                 (B) Liens securing renewals, extensions (as to time) and refinancings of Indebtedness secured by the Liens described in Part 6.4(a)(vi) of Annex 4 hereto, provided that

                       (1) the amount of Indebtedness secured by each such Lien is not increased in excess of the amount of such Indebtedness outstanding on the date of such renewal, extension or refinancing, unless the aggregate amount of Indebtedness in excess of such outstanding Indebtedness is permitted to be outstanding under the terms and provisions of Section 6.8(b) hereof,

                       (2) none of such Liens is extended to encumber or otherwise relate to or cover any additional Property of the Company or any Subsidiary, and

                       (3) immediately prior to, and immediately after the consummation of such renewal, extension or refinancing, and after giving effect thereto, no Default or Event of Default exists or would exist; and

            (vii) Secured Indebtedness -- other Liens on Property of the Company
    or  the   Subsidiaries  as  specified  in  Section  6.8(b)  hereof  securing
    Indebtedness permitted pursuant to Section 6.8(b) hereof.

        (b) Equal and Ratable Lien; Equitable Lien. In case any Property shall be subjected to a Lien in violation of this Section 6.4, the Company will forthwith make or cause to be made, to the fullest extent permitted by applicable law, provision whereby the Notes will be secured equally and ratably with all other obligations secured thereby pursuant to such agreements and instruments as shall be approved by the Required Holders, and the Company will cause to be delivered to each holder of a Note an opinion of independent counsel to the effect that such agreements and instruments are enforceable in accordance with their terms. Regardless of whether the Company complies with the provisions of the immediately preceding sentence, in case any Property shall be subjected to a Lien in violation of this
    Section 6.4, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of Notes may be entitled thereto under applicable law, of an equitable Lien on such Property securing the Notes. A violation of this Section 6.4 will constitute an Event of Default, whether or not any such provision is made or action is taken pursuant to this Section 6.4(b).

        (c) Financing Statements. The Company will not, and will not permit any Subsidiary to, sign or file a financing statement under the Uniform
    Commercial Code of any jurisdiction that names the Company or such Subsidiary as debtor, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except, in any such case, a financing statement filed or to be filed to perfect or protect a security interest that the Company or such Subsidiary is entitled to create, assume or incur, or permit to exist, under the foregoing provisions of this
    Section 6.4 or to evidence for informational purposes a lessor's interest in Property leased to the Company or any such Subsidiary.

    6.5 Merger, Consolidation, Transfers of Property, etc.

        (a) Merger and Consolidation. The Company will not, and will not permit any Subsidiary to, merge with or into or consolidate with any other Person or permit any other Person to merge or consolidate with or into it (except that a Subsidiary may merge into or consolidate with the Company or a Wholly-Owned Subsidiary), provided that the foregoing restriction does not apply to the merger or consolidation of the Company with another corporation if:

            (i) the Company is the corporation that results from such merger or consolidation (the "Surviving Corporation");

            (ii) the due and punctual payment of the principal of and Make-Whole Amount, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants in the Notes and this Agreement to be performed or observed by the Company are expressly assumed by the Surviving Corporation pursuant to such agreements and instruments as shall be approved by the Required Holders, and the Company causes to be delivered to each holder of Notes an opinion of independent counsel to the effect that such agreements and instruments are enforceable in accordance with their terms (subject to customary qualifications); and

            (iii) immediately prior to, and immediately after the consummation of the transaction, and after giving effect thereto, no Default or Event of Default exists or would exist.

        (b) Acquisition of Stock, etc. The Company will not, and will not permit any Subsidiary to, acquire any stock of any corporation if upon completion of such acquisition such corporation would be a Subsidiary, or acquire all of the Property of, or such of the Property as would permit the transferee to continue any one or more integral business operations of, any Person unless, immediately prior to, and immediately after the consummation of such acquisition, and after giving effect thereto, no Default or Event of Default exists or would exist.

        (c) Transfers of Property. The Company will not, and will not permit any Subsidiary to, sell, lease as lessor, transfer or otherwise dispose of any Property (collectively, "Transfers"), except Transfers of inventory and Transfers of other Property for Fair Market Value, in each case in the ordinary course of business of the Company or any such Subsidiary.

    6.6 Tangible Net Worth.

The Company will maintain, as of the last day of each fiscal quarter, a Tangible Net Worth of not less than the sum of

        (a) One Hundred Twenty-Nine Million Dollars ($129,000,000), plus

        (b) the amount of all proceeds of any issuance of capital stock of the Company after May 18, 1994, plus

        (c) the amount of any Subordinated Debt which is converted into capital stock of the Company after May 18, 1994, plus

        (d) in the case of each fiscal quarter ending on or after October 1, 1994, the Applicable Net Income Carryover.

        As used herein,

             Tangible Net Worth -- means the excess of total assets over total liabilities, as each of total assets and total liabilities would be shown on a consolidated balance sheet for the Company and the Subsidiaries prepared in accordance with GAAP consistent with GAAP applied in the preparation of the financial statements referred to in Section 7.1(a) and Section 7.1(b) hereof, excluding, however, Intangible Assets from such determination of total assets.

             Intangible Assets -- means (i) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) treasury stock, (iii) Securities which are not readily marketable, (iv) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock, (v) any write-up in the book value of any asset resulting from a revaluation thereof subsequent to May 18, 1994, and (vi) any items not included in clauses (i) through (v) above, inclusive, which are treated as intangibles in conformity with GAAP.

             Applicable Net Income Carryover -- at any time that any determination thereof is to be made means an amount equal to the sum of (i) sixty percent (60%) of the net income of the Company and the Subsidiaries, determined on a consolidated basis for such Persons in accordance with GAAP, for the fiscal year of the Company ending on October 1, 1994, plus (ii) sixty percent (60%) of the net income of the Company and the Subsidiaries, determined on a consolidated basis for such Persons in accordance with GAAP, for each and every fiscal year of the Company ending after October 1, 1994 which has ended on or before the date such determination of Applicable Net Income Carryover is to be made; provided, however, that, in the event that such net income for any fiscal year described above is less than zero (0), the net income of the Company and the Subsidiaries for such fiscal year shall be deemed to be zero (0) for purposes of calculating Applicable Net Income Carryover.

    6.7 Working Capital; Current Ratio.

The Company will maintain as of the last day of each fiscal quarter:

        (a) a ratio of current assets to current liabilities (exclusive of current deferred taxes), in each case as would be shown on a consolidated balance sheet for the Company and the Subsidiaries at such time prepared in accordance with GAAP, of not less than 1.5 to 1.0, and

        (b) an excess of current assets over current liabilities (exclusive of current deferred taxes), in each case as would be shown on a consolidated balance sheet for the Company and the Subsidiaries at such time prepared in accordance with GAAP, of not less than Sixty Million Dollars ($60,000,000).

    6.8 Limitations on Indebtedness.

        (a) Leverage Ratio. The Company will maintain, as of the last day of each fiscal quarter, a Leverage Ratio of not more than 0.5 to 1.0.

    As used herein:

            Leverage Ratio -- means for any date of determination thereof, the quotient (expressed as a ratio) of (x) Indebtedness with maturities of greater than one (1) year (including, without limitation, all current portions thereof and all Subordinated Debt) of the Company and the Subsidiaries as would appear on a consolidated balance sheet prepared in accordance with GAAP for such Persons at such time, divided by (y) the sum of (i) Indebtedness with maturities of greater than one (1) year (including, without limitation, all current portions thereof and all Subordinated Debt) of the Company and the Subsidiaries as would appear on a consolidated balance sheet prepared in accordance with GAAP for such Persons at such time, plus (ii) stockholders' equity of the Company and the Subsidiaries (excluding, in any event, any minority interests) as would appear on a consolidated balance sheet prepared in accordance with GAAP for such Persons at such time, plus (iii) long-term deferred taxes, attributable to the Company's prior use of cash accounting, of the Company and the Subsidiaries as would appear on a consolidated balance sheet prepared in accordance with GAAP for such Persons at such time, plus (iv) deferred taxes, attributable to the Company's use of the "farm price method" of accounting for deferred taxes, of the Company and the Subsidiaries as would appear on a consolidated balance sheet prepared in accordance with GAAP for such Persons at such time.

        (b) Limitation on Secured Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness or other liabilities or obligations, whether matured or unmatured, liquidated or unliquidated, direct or contingent, or joint or several, which are secured by, or have the benefit of, any Lien except Indebtedness secured by or having the benefit of, or in respect of:

            (i) Liens outstanding on the Closing Date described in Part 6.4(a)(vi) of Annex 4 hereto;

            (ii) purchase money Liens or purchase money security interests upon or in any fixed assets acquired or held by the Company or any Subsidiary in the ordinary course of business to secure the purchase price of such fixed assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such fixed assets;

            (iii) Liens or security interests existing on fixed assets at the time of their acquisition;

            (iv) Liens and security interests on previously acquired fixed assets, the Fair Market Value of which assets does not exceed by more than one hundred percent (100%) the amount of Indebtedness secured thereby, all as determined by the Required Holders, in their sole, good faith discretion; or

            (v) Liens in respect of obligations for Capital Leases of real or personal fixed assets acquired or held by the Company in the ordinary course of business which are secured only by the fixed assets that are the subject of such Capital Lease, provided, however, that (x) the aggregate amount of any Indebtedness incurred in connection with renewals, extensions (as to time) and refinancings of Indebtedness described in Part 6.4(a)(vi) of Annex 4 hereto in excess of the amount of such Indebtedness outstanding immediately prior to each such renewal, extension or refinancing, plus (y) the aggregate principal amount of the Indebtedness secured by the Liens or security interests referred to in clause
(ii), clause (iii) and clause (iv) of this Section 6.8(b), plus (z) the aggregate amount of capitalized payment obligations under the Capital Leases specified in clause (v) of this Section 6.8(b) shall not at any time exceed Twenty-Five Million Dollars ($25,000,000).

        (c) Limitation on Subsidiary Indebtedness. The Company shall not at any time permit Total Subsidiary Indebtedness to exceed ten percent (10%) of Consolidated Indebtedness at such time.

        As used herein:

             Total Subsidiary Indebtedness -- means, at any time (without duplication),

                  (a) the aggregate Indebtedness of all Subsidiaries outstanding at such time, plus

                  (b) the aggregate amount of claims in respect of the redemption of, and accumulated unpaid dividends on, all preferred stock (and other equity Securities and all other Securities convertible into, exchangeable for, or representing the right to purchase, preferred stock) of all Subsidiaries outstanding at such time (whether or not any right of redemption or conversion is exercisable by the holder thereof at such time), determined, in each case, on a combined basis for such Persons, but excluding from such calculation (i) any such Indebtedness of any Subsidiary in respect of any Guaranty of the Notes provided pursuant to, and in accordance with the provisions of, Section 6.16 hereof, (ii) any such Indebtedness of any Subsidiary in respect of any Guaranty of any of the obligations of the Company under (A) the Bank Credit Agreement and
        (B) any other primary Indebtedness of the Company, so long as, in each such case, such Subsidiary has entered into a Guaranty of the obligations of the Company under the Notes and this Agreement, (iii) any such Indebtedness of any Subsidiary existing on the Closing Date which is described in Part 6.8(c) of Annex 4 hereto, and (iv) all such preferred stock and other equity Securities which are legally and beneficially owned by the Company.

        Consolidated Indebtedness -- means, at any time, the aggregate amount of Indebtedness of the Company and the Subsidiaries, determined on a consolidated basis for such Persons at such time in accordance with GAAP.

        (d) Limitation on Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness or other liabilities or obligations, whether matured or unmatured, liquidated or unliquidated, direct or contingent, or joint or several, except:

              (i) liabilities of the Company in respect of the Notes, the Note Purchase Agreements and the Bank Credit Agreement, and liabilities of any Subsidiary in respect of any Guaranty of the obligations of the Company under the Notes, the Note Purchase Agreements or the Bank Credit Agreement;

              (ii) long-term Indebtedness, provided the Company complies with the provisions of Section 6.8(a) hereof;

              (iii) Indebtedness secured by Liens permitted to be outstanding pursuant to Section 6.8(b) hereof;

              (iv) unsecured short-term Indebtedness of the Company incurred for the purpose of funding the working capital requirements of the Company and the Subsidiaries, provided the Company complies with the provisions of Section 6.9 hereof;

              (v) Indebtedness of Subsidiaries, provided the Company complies with the provisions of Section 6.8(c) hereof; and

              (vi) those liabilities listed in Part 6.8(d) of Annex 4 hereto.

        (e) Loans, Guaranties, etc. The Company will not, and will not permit any Subsidiary to, make any loans or advances to or investments in any Person, or directly or indirectly enter into any Guaranty or otherwise assure a creditor against loss in respect of any Indebtedness or other obligations or liabilities (contingent or otherwise) of any Person unless any such amounts have been included as Indebtedness in making calculations with respect to each representation, warranty and covenant set forth in this Agreement.

    6.9 Current Debt.

The Company will not, and will not permit any Subsidiary to, have any Current Debt outstanding on any day unless, within the period of three hundred sixty-five (365) days immediately preceding such day, there shall have been at least one (1) period of not less than forty-five (45) consecutive days during which on each day of such period the aggregate Current Debt of all such Persons did not exceed the amount of additional Funded Debt in favor of a Person other than a Subsidiary that the Company would have been permitted to have outstanding (but did not have outstanding) if the Company were required to maintain a Leverage Ratio of not more than 0.5 to 1.0 on such day.

    6.10 Cash Flow Coverage Ratio.

The Company will maintain, as of the last day of each fiscal quarter, a Cash Flow Coverage Ratio of not less than 1.3 to 1.0 for the period of eight (8) consecutive fiscal quarters then most recently ended.

    As used herein:

        Cash  Flow  Coverage  Ratio -- means  for any  period  of  determination thereof, the quotient (expressed as a ratio) of (x) the sum of (i) Consolidated Net Income, plus (ii) income taxes of the Company and the Subsidiaries, plus (iii) Consolidated Interest Expense, plus (iv) Consolidated Lease Expense, plus (iv) depreciation and amortization of the Company and the Subsidiaries, divided by (y) the sum of (i) Consolidated Interest Expense, plus (ii) Consolidated Lease Expense, plus (iii) all scheduled and optional principal payments on long-term Indebtedness (including, without limitation, imputed principal on Capital Leases), other than, in each such case, the principal amount of any such Indebtedness which shall be paid during such period from the proceeds of Indebtedness incurred in connection with any refinancing thereof prior to, or at the time of, the maturity thereof, plus (iv) the sum of (a) dividends on the capital stock of the Company or a Subsidiary (other than dividends paid to the Company or a Subsidiary), (b) purchases or other acquisitions by the Company or any Subsidiary of any capital stock of the Company, and (c) distributions of assets to the Company's stockholders as such.

        Consolidated Net Income -- means, for any period, net income (or loss) from continuing operations (after income taxes) of the Company and the Subsidiaries, excluding, in any event, net income (or loss) in respect of extraordinary items, net income (or loss) from discontinued operations and the cumulative effects of changes in accounting principles, all as determined on a consolidated basis for such Persons in accordance with GAAP.

        Consolidated Interest Expense -- means, for any period, the aggregate amount of interest accrued or capitalized on, or with respect to, Indebtedness (including, without limitation, amortization of debt discount, imputed interest on Capital Leases and interest on the Notes), but without giving effect to any deduction for any interest income, of the Company and the Subsidiaries determined on a consolidated basis for such Persons for such period in accordance with GAAP.

        Consolidated Lease Expense -- means, for any period, the aggregate amount of rentals payable in respect of Operating Leases for such period by any one or more of the Company and the Subsidiaries, determined on a consolidated basis for such Persons for such period in accordance with GAAP.

        Operating Lease -- means, with respect to any Person, any lease other than a Capital Lease.

    6.11 Dividends and Prepayments on Subordinated Debt.

        (a) Limit on Dividends and Other Distributions. The Company will not declare or pay any dividends (whether in cash or other Property), purchase, redeem, retire or otherwise acquire for value any of its capital stock (or any warrants, rights or options to acquire any shares of such capital stock) now or hereafter outstanding, or make any other distribution of Property to its stockholders, or permit any of its Subsidiaries to purchase or otherwise acquire for value any capital stock of the Company if:

            (i) after giving effect to such dividend, distribution or other payment, the aggregate amount of all such dividends, distributions and other payments exceeds Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) during any fiscal year, or

            (ii) at the time of the declaration of such dividend, distribution or other payment, and immediately before, and after giving effect to the payment thereof, an Event of Default exists or would exist.

        (b) No Subordinated Debt Prepayments. The Company will not at any time, and will not at any time permit any Subsidiary to, make any prepayments, directly or indirectly, of principal on, or redeem, repurchase or retire, any existing or future Subordinated Debt of the Company or any Subsidiary.

    6.12 Capital Expenditures.

The Company will not, and will not permit any Subsidiary to, make any Capital Expenditures, if:

        (a) the aggregate amount of Capital Expenditures of the Company and the Subsidiaries, determined on a consolidated basis for such Persons in accordance with GAAP, in any one (1) fiscal year would be in excess of twenty-five percent (25%) of stockholder's equity of the Company and the Subsidiaries as would appear on a consolidated balance sheet prepared in accordance with GAAP for such Persons as at the end of the fiscal year then most recently ended; provided, however, that

            (i) the amount of Capital Expenditures incurred in fiscal year 1996 and fiscal year 1997 of the Company in connection with the Company's planned construction of a new processing facility in the state of Kentucky, and

            (ii) the portion of any purchase price in respect of any Capital Expenditure which was paid for by the Company solely with shares of the Company's capital stock, shall be excluded from the application of this covenant; or

        (b) at the time of such Capital Expenditure, and immediately before and after giving effect thereto, a Default or an Event of Default exists or would exist.

    As used herein:

        Capital Expenditure -- means, with respect to any Person, any payments in respect of the acquisition or construction cost of Property (including, without limitation, (i) the purchase price of tangible assets acquired by such Person and (ii) the gross purchase price of assets or stock, as the case may be, acquired by such Person in connection with any merger, consolidation, asset acquisition, stock purchase or similar transaction entered into by such Person) or other expenditures in respect of Property, in each case that is, or is part of a group of related items of Property substantially all of which are, required to be classified as long-term assets on a balance sheet of such Person prepared in accordance with GAAP.

    6.13 Operating Lease Rentals.

The Company will not create or suffer to exist, or permit any of the Subsidiaries to create or suffer to exist, any obligations for the payment of rent for any Property under leases or agreements to lease, which do or would constitute Operating Leases, which in the aggregate have annual rental payments for any fiscal year in excess of seven and one-half percent (7.5%) of Net Tangible Assets determined at the end of such fiscal year; provided, however, that leases for rolling stock shall be excluded from the foregoing calculation.

    As used herein:

        Net Tangible Assets -- means total assets minus Intangible Assets minus current liabilities (exclusive of current deferred taxes) of the Company and the Subsidiaries, in each case as would appear on a consolidated balance sheet for such Persons prepared in accordance with GAAP.

    6.14 Nature of Business.

The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result thereof, the principal businesses of the Company and the Subsidiaries, taken as a whole, would not be substantially the same as the businesses described in the Most Recent 10-K.

    6.15 Transactions with Affiliates.

The Company will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

    6.16 Guaranties of Subsidiaries.

        (a) New Subsidiaries. The Company shall cause each Subsidiary not existing as of the Closing Date to execute and deliver to the holders of the Notes a Subsidiary Guaranty, in substantially the form of Exhibit E hereto, within ten (10) Business Days of the creation or acquisition of any such Subsidiary.

        (b) Certain Existing Subsidiaries. If Ohse, Hudson Poland, Hudson Development or Hudson Foreign Sales shall at any time own or hold, directly or indirectly, assets having a book value equal to or in excess of five percent (5%) of the total assets of the Company and the Subsidiaries at such time, as would be shown on a consolidated balance sheet for such Persons prepared in accordance with GAAP, then the Company shall cause such Person to execute and deliver to the holders of the Notes a Subsidiary Guaranty, in substantially the form of Exhibit E hereto, within ten (10) Business Days of such time.

        (c) Delivery of Documents.  The delivery of any  agreements  pursuant to
    Section 6.16(a) or Section 6.16(b) hereof shall be accompanied by such other documents as any Purchaser or other holder of Notes may reasonably request, including, without limitation, charter documents, bylaws, and appropriate resolutions of the Board of Directors of any such Subsidiary providing a Subsidiary Guaranty.

        (d) Guaranties of Bank Credit Agreement Obligations. Notwithstanding the other terms and provisions of this Section 6.16, the Company will not at any time permit any Subsidiary or Affiliate to provide to the Banks any Guaranty of the Company's obligations under the Bank Credit Agreement unless such Subsidiary or such Affiliate shall, at the same time, deliver a Subsidiary Guaranty and other documents to the holders of the Notes as specified in
    Section 6.16(c) hereof.

    6.17 Restricted Investments.

The Company will not at any time, and will not at any time permit any Subsidiary to, make any investments (including, without limitation, loans or other advances to or for the benefit of any Subsidiary) except:

        (a) investments in readily marketable obligations of the United States of America maturing within one (1) year from date of purchase,

        (b)  investments  in  prime  (by  recognized   United  States  financial
    standards) commercial paper maturing within one (1) year from date of purchase,

        (c) investments in fully insured domestic certificates of deposit and certificates of deposit issued by any Bank (provided such Bank's outstanding long-term debt securities are rated at least "A" by Standard & Poor's (a division of McGraw-Hill, Inc.) or at least "A-1" by Moody's Investors Service, Inc.) maturing within one (1) year from the date of creation thereof,

        (d) endorsements of negotiable instruments for collection in the ordinary course of business,

        (e) investments in Subsidiaries that have complied with the requirements of Section 6.16 hereof, and

        (f) other investments so long as the aggregate book value of all such investments does not at any time exceed ten percent (10%) of Tangible Net Worth at such time;

provided, however, that this Section 6.17 shall not be deemed to prohibit the Company from creating accounts receivable owing from any Subsidiary as a result of the sale of inventory in accordance with Section 6.15 hereof.

    6.18 ERISA.

        (a) Compliance. The Company will, and will cause each ERISA Affiliate to, at all times with respect to each Pension Plan, make timely payment of contributions required to meet the minimum funding standard set forth in ERISA or the IRC with respect thereto, and to comply with all other applicable provisions of ERISA.

        (b) Relationship of Vested Benefits to Pension Plan Assets. The Company will not at any time permit the present value of all employee benefits vested under each Pension Plan to exceed the assets of such Pension Plan allocable to such vested benefits at such time, in each case determined pursuant to Section 6.18(c) hereof.

        (c) Valuations. All assumptions and methods used to determine the actuarial valuation of vested employee benefits under Pension Plans and the present value of assets of Pension Plans will be reasonable in the good faith judgment of the Company and will comply with all requirements of law.

        (d) Prohibited Actions. The Company will not, and will not permit any ERISA Affiliate to:

            (i) engage in any "prohibited transaction" (as such term is defined in section 406 of ERISA or section 4975 of the IRC) that would result in the imposition of a material tax or penalty;

            (ii) incur with respect to any Pension Plan any "accumulated funding deficiency" (as such term is defined in section 302 of ERISA), whether or not waived;

            (iii) terminate any Pension Plan in a manner that could result in

                (A) the  imposition  of a Lien on the Property of the Company or any Subsidiary pursuant to section 4068 of ERISA, or

                (B) the creation of any liability under section 4062 of ERISA;

              (iv) fail to make any payment required by section 515 of ERISA; or

              (v) at any time be an "employer" (as such term is defined in section 3(5) of ERISA) required to contribute to any Multiemployer Plan if, at such time, it could reasonably be expected that the Company or any Subsidiary will incur withdrawal liability in respect of such Multiemployer Plan and such liability, if incurred, together with the aggregate amount of all other withdrawal liability as to which there is a reasonable expectation of incurrence by the Company or any Subsidiary under any one or more Multiemployer Plans, could reasonably be expected to have a Material Adverse Effect.

    6.19 Private Offering.

The Company will not, and will not permit any Person acting on its behalf to, offer the Notes or any part thereof or any similar Securities for issuance or sale to, or solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Notes within the provisions of section 5 of the Securities Act.

    6.20 Certain Accounting Matters.

    The Company will not, at any time,

        (a) change its methods of accounting, unless required in accordance with GAAP, or

        (b) change its fiscal year.

7. INFORMATION AS TO COMPANY

    7.1 Financial and Business Information.

The Company will deliver to each Purchaser and to each other holder of Notes:

        (a) Quarterly Statements -- as soon as practicable after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), and in any event within forty-five (45) days thereafter, duplicate copies of

            (i) a consolidated balance sheet of the Company and the Subsidiaries as at the end of such quarter, and

            (ii) consolidated statements of operations and cash flows of the Company and the Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally and certified as complete and correct, subject to changes resulting from year-end adjustments, by a Senior Financial Officer, and accompanied by the certificate required by Section 7.2 hereof;

        (b) Annual Statements -- as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, duplicate copies of

            (i) consolidated balance sheets of the Company and the Subsidiaries as at the end of such year, and

            (ii) consolidated statements of operations and cash flows of the Company and the Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP and accompanied by

                (A) an opinion of independent  certified  public  accountants of recognized national standing, which opinion shall, without qualification (including, without limitation, qualifications related to the scope of the audit or the ability of the Company or a
            Subsidiary to continue as a going concern), state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances,

                (B) a  certification  by a Senior  Financial  Officer  that such consolidated financial statements are complete and correct, and

                (C) the  certificates  required  by Section  7.2 and Section 7.3 hereof;

        (c) Opinions of Independent Accountants and Counsel -- as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, duplicate copies of all opinions of independent accountants and counsel required pursuant to Section 6.1 hereof;

        (d) Audit Reports -- promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

        (e) SEC and Other Reports -- within fifteen (15) days of their becoming available, one copy, without duplication, of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report (including, without limitation, each Annual Report on Form 10-K, each Quarterly Report on Form 10-Q and each Current Report on Form 8-K), each registration statement (other than registration statements on Form S-8) which shall have become effective (without exhibits except as expressly requested by a holder of Notes), and each final prospectus, and all amendments to any of the foregoing, filed by the Company or any Subsidiary with, or received by, such Person in connection therewith from, the Securities and Exchange Commission or any successor agency;

        (f) ERISA --

            (i) immediately upon becoming aware of the occurrence of any

                (A) "reportable  event" (as such term is defined in section 4043 of ERISA), or

                (B) "prohibited transaction" (as such term is defined in section
            406 of ERISA or section 4975 of the IRC), in connection with any Pension Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto and, when known, any action taken by the IRS, the Department of Labor or the PBGC with respect thereto; and

            (ii) prompt written notice of and, where  applicable,  a description of

                (A) any notice from the PBGC in respect of the  commencement  of any proceedings pursuant to section 4042 of ERISA to terminate any Pension Plan or for the appointment of a trustee to administer any Pension Plan,

                (B) any distress  termination notice delivered to the PBGC under section 4041 of ERISA in respect of any Pension Plan, and any determination of the PBGC in respect thereof,

                (C) the placement of any  Multiemployer  Plan in  reorganization status under Title IV of ERISA,

                (D) any Multiemployer Plan becoming "insolvent" (as such term is defined in section 4245 of ERISA) under Title IV of ERISA,

                (E) the whole or partial  withdrawal of the Company or any ERISA
            Affiliate from any Multiemployer Plan and the withdrawal liability incurred in connection therewith, and

                (F) any  material  increase  in  contingent  liabilities  of the
            Company or any Subsidiary in respect of any post-retirement employee welfare benefits.

        (g) Actions, Proceedings -- promptly after the commencement thereof, written notice of any action or proceeding relating to the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, is reasonably likely to have a Material Adverse Effect;

        (h) Certain Matters -- prompt written notice of and a description of any event or circumstance that, had such event or circumstance occurred or existed immediately prior to the Closing Date, would have been required to be disclosed as an exception to any statement set forth in Section 2.13(a) or Section 2.13(b) hereof;

        (i) Notice of Default or Event of Default -- immediately upon becoming aware of the existence of any condition or event that constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

        (j) Notice of Claimed Default -- immediately upon becoming aware that the holder of any Note, or of any Indebtedness or other Security of the Company or any Subsidiary, shall have given notice or taken any other action with respect to a claimed Default, Event of Default, default or event of default, a written notice specifying the notice given or action taken by such holder and the nature of the claimed Default, Event of Default, default or event of default and what action the Company is taking or proposes to take with respect thereto;

        (k) Information Furnished to Other Creditors -- promptly after any request therefor, copies of any statement, report or certificate furnished to any holder of Indebtedness of the Company or any Subsidiary;

        (l) Rule 144A -- promptly after any request therefor, information requested to comply with 17 C.F.R. ss.230.144A, as amended from time to time; and

        (m) Requested Information -- promptly after any request therefor, such other data and information as from time to time may be reasonably requested by any holder of Notes, including, without limitation, data, information, agreements, instruments or documents relating to the business or financial operations or performance of the Company or any Subsidiary and any financial statements prepared by the Company (in addition to the financial statements specified in clause (a) and clause (b) of this Section 7.1), in each case which may be reasonably requested by any holder of Notes.

    7.2 Officer's Certificates.

Each set of financial  statements  delivered to each holder of Notes pursuant to
Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

        (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 6.4 through Section 6.13, inclusive, and Section 6.17 hereof, during the period covered by the income statement then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amounts, ratio or percentage then in existence);

        (b) Event of Default -- a statement that the signers have reviewed the relevant terms hereof and have made, or caused to be made, under their supervision, a review of the transactions and conditions of the Company and the Subsidiaries from the beginning of the accounting period covered by the income statement being delivered therewith to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and

        (c) Investments -- a description of all investments of the Company and the Subsidiaries made pursuant to Section 6.17(f) hereof during such accounting period (which description shall specify the type of investment, the cost thereof and the book value thereof), and, if any such investments are made, a description of the Company's then-current investment policy.

    7.3 Accountants' Certificates.

Each set of annual financial statements delivered pursuant to Section 7.1(b) hereof shall be accompanied by a certificate of the accountants who certify such financial statements, stating that

        (a) they have reviewed this Agreement and stating further, whether, in making their audit, such accountants have become aware of any condition or event that then constitutes a Default or an Event of Default and, if such accountants are aware that any such condition or event then exists, specifying the nature and period of existence thereof, and

        (b) they have reviewed the annual certificate of a Senior Financial Officer of the Company provided pursuant to clause (a) of Section 7.2 hereof and that they confirm the calculations contained therein.

    7.4 Inspection.

The Company will permit, upon prior notice to the Company, the representatives of each holder of Notes (at the expense of the Company at any time when a Default or an Event of Default has occurred and is in existence, and otherwise at the expense of such holder) to visit and inspect any of the Properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes such accountants to discuss the finances and affairs of the Company and the Subsidiaries), all at such reasonable times and as often as may be reasonably requested.

8. EVENTS OF DEFAULT

    8.1 Nature of Events.

An "Event of Default" shall exist if any of the following occurs and is continuing:

        (a) Principal or Make-Whole Amount Payments -- the Company shall fail to make any payment of principal or Make-Whole Amount on any Note on or before the date such payment is due;

        (b) Interest Payments -- the Company shall fail to make any payment of interest on any Note on or before the date such payment is due;

        (c) Certain Defaults -- the Company or any Subsidiary shall fail to perform or observe any covenant contained in Section 6.1 hereof, in Section 6.2(b) hereof, in Section 7.1(a) through Section 7.1(h) hereof, inclusive, or in Section 7.1(k) through Section 7.1(m) hereof, inclusive, and such failure continues for more than ten (10) days after the earlier of (i) receipt by the Company of written notice thereof from any Purchaser or any other holder of Notes, or (ii) such time as such failure shall otherwise first become known to any officer of the Company;

        (d) Other Defaults -- the Company or any Subsidiary shall fail to perform, observe or comply with any other term, covenant or agreement contained in this Agreement, in the Notes or in any other document or instrument delivered in connection herewith required to be performed by the Company or such Subsidiary pursuant to the terms of this Agreement, of the Notes or of such other document or instrument;

        (e) Warranties or Representations -- any warranty, representation or other statement by or on behalf of the Company (or any of its officers) contained herein or in any certificate or instrument furnished in compliance with or in reference hereto shall have been false or misleading in any material respect when made;

        (f) Default on Indebtedness or Security --

            (i) the Company or any Subsidiary shall fail to make any payment on any Indebtedness or any Security when due;

            (ii) any event shall occur or any condition shall exist in respect of any Indebtedness or any Security of the Company or any Subsidiary, or under any agreement securing or relating to any such Indebtedness or Security, that immediately or with any one or more of the passage of time or the giving of notice:

              (A) causes (or permits any holder thereof or a trustee therefor to cause) such Indebtedness or Security, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled date or dates of payment; or

              (B) permits  any one or more of the  holders  thereof or a trustee therefor to require the Company or any Subsidiary to repurchase such Indebtedness or Security from such holder and any such holder or trustee exercises (or attempts to exercise) such right; or

            (iii) any "Event of Default" shall have occurred or shall exist under, and as defined in, the Bank Credit Agreement, as amended and as in effect at such time;

        (g) Involuntary Bankruptcy Proceedings --

            (i) a receiver, liquidator, custodian or trustee of the Company or any Subsidiary, or of all or any part of the Property of any such Person, shall be appointed by court order and such order shall remain in effect for more than thirty (30) days, or an order for relief shall be entered with respect to the Company or any Subsidiary, or the Company or any Subsidiary shall be adjudicated a bankrupt or insolvent;

            (ii) any of the Property of the Company or any Subsidiary shall be sequestered by court order and such order shall remain in effect for more than thirty (30) days; or

            (iii) a petition shall be filed against the Company or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and shall not be dismissed within thirty (30) days after such filing;

        (h) Voluntary Petitions -- the Company or any Subsidiary shall file a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or shall consent to, or take any corporate action to authorize, the filing of any petition against, or with respect to, any such Person, under any such law;

        (i) Assignments for Benefit of Creditors, etc. -- the Company or any Subsidiary shall make an assignment for the benefit of its creditors, or admit in writing its inability, or fail, to pay its debts generally as they become due, or shall consent to the appointment of a receiver, liquidator or trustee of the Company or any Subsidiary or of all or any part of the Property of any such Person;

        (j) Undischarged Final Judgments -- a final, nonappealable judgment or final, nonappealable judgments for the payment of money aggregating in excess of Two Million Dollars ($2,000,000) is or are outstanding against any one or more of the Company or any Subsidiary and any one of such judgments shall have been outstanding for more than ten (10) days from the date of its entry and shall not have been discharged in full or stayed; or

        (k) Subsidiary Guaranty --

            (i) any Subsidiary Guaranty shall cease to be in full force and effect or shall be declared by a court or Governmental Authority of competent jurisdiction to be void, voidable or unenforceable against the Subsidiary which is a guarantor thereunder;

            (ii) the validity or enforceability of any Subsidiary Guaranty against the Subsidiary which is a guarantor thereunder shall be contested by such Subsidiary, or any subsidiary or affiliate thereof; or

            (iii) any Subsidiary, or any subsidiary or affiliate thereof, shall deny that such Subsidiary has any further liability or obligation under the Subsidiary Guaranty to which such Subsidiary is a party.

If any action, condition, event or other matter would, at any time, constitute an Event of Default under any provision of this Section 8.1, then an Event of Default shall exist, regardless of whether the same or a similar action, condition, event or other matter is addressed in a different provision of this
Section 8.1 and would not constitute an Event of Default at such time under such different provision.

    8.2 Default Remedies.

        (a) Acceleration on Event of Default.

            (i) If an Event of Default in respect of the Company specified in clause (g), clause (h) or clause (i) of Section 8.1 hereof shall exist, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and the Make-Whole Amount (if any) in respect thereof, in each case without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to the holder or holders of all the Notes then outstanding the entire principal of and interest accrued on the Notes and, to the extent permitted by law, the Make-Whole Amount at such time with respect to such principal amount of the Notes, and all other amounts owing under the Note Purchase Agreements.

            (ii) If an Event of Default other than those in respect of the Company specified in clause (g), clause (h) or clause (i) of Section 8.1 hereof shall exist, the Required Holders may exercise any right, power or remedy permitted to such holder or holders by law and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal of, and all interest accrued on and Make-Whole Amount (if any) in respect of, all the Notes then outstanding to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to the holder or holders of all the Notes then outstanding the entire principal of and interest accrued on such Notes and, to the extent permitted by law, the Make-Whole Amount at such time with respect to such principal amount of the Notes, and all other amounts owing under the Note Purchase Agreements.

        (b) Acceleration on Payment Default. During the existence of an Event of Default described in Section 8.1(a) or Section 8.1(b) hereof, and irrespective of whether the Notes then outstanding shall have been declared to be due and payable pursuant to Section 8.2(a)(ii) hereof, any holder of Notes that shall have not consented to any waiver with respect to such Event of Default may, at such holder's option, by notice in writing to the Company, declare the Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable together with all interest accrued thereon, and Make-Whole Amount (if any) in respect thereof, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to such holder the entire principal of and interest accrued on such Notes and, to the extent permitted by law, the Make-Whole Amount at such time with respect to such principal amount of such Notes and all other amounts owing under the Note Purchase Agreements to such holder.

        (c) Valuable Rights. The Company acknowledges, and the parties hereto agree, that the right of each holder to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) is a valuable right and that the provision for payment of a Make-Whole Amount by the Company, in the event that the Notes are prepaid or are accelerated as a result of an Event of Default under certain circumstances, is intended to provide compensation for the deprivation of such right under such circumstances.

        (d) Other Remedies; Remedies Cumulative; Nonwaiver. During the existence of an Event of Default and irrespective of whether the Notes then outstanding shall have been declared to be due and payable pursuant to

    Section 8.2(a)(ii) hereof and irrespective of whether any Purchaser or any other holder of Notes then outstanding shall otherwise have pursued or be pursuing any other rights or remedies, any Purchaser and any other holder of Notes may proceed to protect and enforce its rights hereunder and under such Notes by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any agreement contained herein or in aid of the exercise of any power granted herein, provided that the maturity of such holder's Notes may be accelerated only in accordance with
    Section 8.2(a) and Section 8.2(b) hereof. All rights and remedies of each Purchaser and each other holder of Notes are cumulative to, and not exclusive of, any rights or remedies any such Purchaser or such other holder of Notes would otherwise have. No course of dealing on the part of any Purchaser or any other holder of Notes nor any delay or failure on the part of any Purchaser or any other holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such Purchaser's or such other holder's rights, powers and remedies.

        (e) Expenses. If the Company shall fail to pay when due any principal of, or Make-Whole Amount or interest on, any Note, or shall fail to comply with any other provision hereof, the Company shall pay to each Purchaser and to each other holder of Notes, to the extent permitted by law, such further amounts as shall be sufficient to cover the costs and expenses (including, but not limited to, reasonable attorneys' fees) incurred by such Purchaser or such other holder in collecting any sums due on such Notes or in otherwise assessing, analyzing or enforcing any rights or remedies that are or may be available to it.

    8.3 Annulment of Acceleration of Notes.

If a declaration is made pursuant to Section 8.2(a)(ii) hereof, then and in every such case, the Required Holders may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

        (a) no judgment or decree shall have been entered for the payment of any moneys due on or pursuant hereto or the Notes;

        (b) all arrears of interest upon all the Notes and all other sums payable hereunder and under the Notes (except any principal of, or interest or Make-Whole Amount on, the Notes that shall have become due and payable by reason of such declaration under Section 8.2(a)(ii) hereof) shall have been duly paid; and

        (c) each and every other Default and Event of Default shall have been waived pursuant to Section 10.5 hereof or otherwise made good or cured;

and provided further that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

9. INTERPRETATION OF THIS AGREEMENT

    9.1 Terms Defined.

As used herein, the following terms have the respective meanings set forth below or set forth in the Section of this Agreement following such term:

Acceptable Control Persons -- means any members of the immediate family of, or the respective heirs, executors or trustees holding for the sole benefit of such heirs or members of the immediate family of, James T. Hudson.

    Affiliate -- means, at any time, a Person (other than a Subsidiary)

        (a) that directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, the Company,

        (b) that beneficially owns or holds five percent (5%) or more of any class of the Voting Stock of the Company,

        (c) five percent (5%) or more of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary,

        (d) that is an officer or director (or a member of the immediate family of an officer or director) of the Company or any Subsidiary, or

        (e) that is an Acceptable Control Person, a natural Person in any manner related by birth or marriage to any Acceptable Control Person or a Person owned or Controlled by any such Person,

at such time.

As used in this definition:

        Control -- means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        Agreement, this -- means this Note Purchase Agreement, as it may be amended and restated from time to time.

        Applicable Net Income Carryover -- Section 6.6.

        Bank Credit Agreement -- means the Revolving Credit Agreement, dated as of April 26, 1994, by and among the Company, the Banks and Rabobank, as agent, as the same shall have been amended, modified or restated from time to time, and any substitute or replacement credit facility in respect thereof.

        Banks -- means each of Rabobank, Bank of America National Trust and Savings Association, NationsBank of Texas, National Association, Caisse Nationale de Credit Agricole, and Harris Trust and Savings Bank.

        Board of Directors -- means the board of directors of the Company or a Subsidiary, as applicable, or any committee thereof that, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

        Business Day -- means, at any time, a day other than a Saturday, a Sunday or a day on which the bank designated by the holder of a Note to receive (for such holder's account) payments on such Note is required by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed.

        Capital Expenditure -- Section 6.12.

        Capital Lease -- means, at any time, a lease with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability at such time in accordance with GAAP.

        Cash Flow Coverage Ratio -- Section 6.10.

        Change in Control -- means, at any time:

            (a) the failure of Acceptable Control Persons to beneficially own, in the aggregate, at least fifty-one percent (51%) (by number of votes) of the aggregate voting power in respect of the Voting Stock of the Company outstanding at such time; or

            (b) the failure of Acceptable Control Persons to have the power to elect or cause the election of at least fifty-one percent (51%) of the members of the Board of Directors of the Company at such time.

        Closing -- Section 1.2(b).

        Closing Date -- Section 1.2(b).

        Company -- has the meaning assigned to such term in the introductory sentence hereof.

        Consolidated Indebtedness -- Section 6.8(c).

        Consolidated Interest Expense -- Section 6.10.

        Consolidated Lease Expense -- Section 6.10.

        Consolidated Net Income -- Section 6.10.

        Control Event -- means:

            (a) the execution by the Company, any Subsidiary, any Affiliate or any Acceptable Control Person of any letter of intent or similar agreement with respect to any proposed transaction or event or series of transactions or events that, individually or in the aggregate, could reasonably be expected to result in a Change in Control; or

            (b) the execution of any written agreement that, when fully performed by the parties thereto, would result in a Change in Control.

        Control Prepayment Date -- Section 4.3(a).

        Current Debt -- means, with respect to any Person, (without duplication)

            (a) the portion of the amount of liabilities for borrowed money of such Person pursuant to a credit facility, under which such Person borrows (and re-borrows) money on a short-term basis for working capital purposes in the ordinary course of such Person's business, that is at such time classified in good faith by such Person as a current liability, and

            (b) all other liabilities for borrowed money, Capital Leases and all liabilities secured by any Lien existing on Property owned by such Person whether or not such liabilities have been assumed, which, in each case are payable on demand or within one (1) year, except:

                (i) any such  liabilities  which are  renewable or extendable at the option of such Person to a date more than one (1) year, and

                (ii) any such liabilities which, although payable within one (1)
            year, constitute payments required to be made on account of principal of Indebtedness initially expressed to mature more than one (1) year from origination.

        Default -- means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

        Dollars or $ -- means United States of America dollars.

        Environmental Protection Law -- means any federal, state, county, regional or local law, statute or regulation (including, without limitation, CERCLA, RCRA and SARA) enacted in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing or transporting of Hazardous Substances, and any regulations issued or promulgated in connection with such statutes by any Governmental Authority, and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

As used in this definition:

            CERCLA -- means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time (by SARA or otherwise), and all rules and regulations promulgated in connection therewith.

            RCRA -- means the Resource Conservation and Recovery Act of 1976, as amended from time to time, and all rules and regulations promulgated in connection therewith.

            SARA -- means the Superfund Amendments and Reauthorization Act of 1986, as amended from time to time, and all rules and regulations promulgated in connection therewith.

        ERISA -- means the Employee Retirement Income Security Act of 1974, as amended from time to time.

        ERISA Affiliate -- means any corporation or trade or business that:

                (a) is a member of the same  "controlled  group of corporations"
            (within the meaning of section 414(b) of the IRC) as the Company; or

                (b) is under  "common  control"  (within  the meaning of section
            414(c) of the IRC) with the Company.

        Event of Default -- Section 8.1.

        Exchange Act -- means the Securities Exchange Act of 1934, as amended from time to time.

        Fair Market Value -- means, at any time, with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller under no compulsion to buy or sell, respectively.

        Funded  Debt  --  means,   at  any  time,  in  respect  of  any  Person,
    Indebtedness  of such Person with  maturities  of greater  than one (1) year
    (including, without limitation, all current portions thereof) as would appear on a balance sheet of such Person prepared in accordance with GAAP at such time.

        GAAP -- means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States of America.

        Governmental Authority -- means:

            (a) the government of

                (i) the  United  States  of  America  and  any  state  or  other political subdivision thereof, or

                (ii) any  other  jurisdiction  (A) in which the  Company  or any
            Subsidiary conducts all or any part of its business or (B) that asserts jurisdiction over the conduct of the affairs or Properties of the Company or any Subsidiary; and

            (b)  any  entity  exercising   executive,   legislative,   judicial,
        regulatory or administrative functions of, or pertaining to, any such government.

        Guaranty -- means, with respect to any Person (for the purposes of this definition, the "Guarantor"), any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of the Guarantor guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by the Guarantor:

            (a) to purchase such indebtedness or obligation or any Property constituting security therefor;

            (b) to advance or supply funds

                (i) for the purpose of payment of such indebtedness, dividend or other obligation, or

                (ii) to maintain working capital or other balance sheet condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such indebtedness, dividend or other obligation;

            (c) to lease Property or to purchase Securities or other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the Primary Obligor to make payment of the indebtedness or obligation; or

            (d) otherwise to assure the owner of the indebtedness or obligation of the Primary Obligor against loss in respect thereof.

For purposes of computing the amount of any Guaranty in connection with any computation of indebtedness or other liability, it shall be assumed that the indebtedness or other liabilities that are the subject of such Guaranty are direct obligations of the issuer of such Guaranty.

        Hazardous Substances -- means any and all pollutants, contaminants, toxic or hazardous wastes and any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be, in each of the foregoing cases, restricted, prohibited or penalized by any applicable law.

        Health Laws -- means any federal, state, county, regional or local law, statute or regulation enacted in connection with, or relating to, the processing, production, use, marketing or sale of meat, poultry, feed and other food products (and any similar businesses of the Company and the Subsidiaries), including, without limitation, all regulations issued or promulgated in connection with such laws and statutes by any Governmental Authority (including, without limitation, the United States Department of Agriculture and the United States Food and Drug Administration), and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

        Hudson Development -- means Hudson Development Corporation, an Arkansas corporation.

        Hudson Foreign Sales -- means Hudson Foods Foreign Sales, Inc., a corporation organized under the laws of the United States Virgin Islands.

        Hudson Poland -- means Hudson Foods Poland s.p. zo.o, a limited liability company organized under the laws of Poland.

        Indebtedness -- means, at any time, with respect to any Person, without duplication:

            (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of Property acquired by, or services rendered to, such Person,

            (b) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to any Property acquired by such Person,

            (c) the present value, determined in accordance with GAAP, of all obligations of such Person under leases which shall have been or should be recorded as Capital Leases in accordance with GAAP,

            (d) all indebtedness or other payment obligations for the deferred purchase price of property or services secured by any Lien upon or in any Property owned by such Person whether or not such Person has assumed or become liable for the payment of such indebtedness,

            (e) indebtedness arising under acceptance facilities, in connection with surety or other similar bonds, and the undrawn maximum face amount of all outstanding letters of credit issued for the account of such Person and, without duplication, the outstanding amount of all drafts drawn thereunder,

            (f) Swaps of such Person,

            (g) all liabilities of such Person in respect of unfunded vested benefits under Pension Plans and all asserted withdrawal liabilities of such Person or a commonly controlled entity to a Multiemployer Plan, and

            (h) all direct or indirect Guaranties by such Person of indebtedness described in this definition of any other Person;

provided, that, for purposes of this definition, Trade Debt and Operating Leases shall not be included.

            As used in this definition:

                Swaps -- means, with respect to any Person,  payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

                Trade  Debt -- means  trade  accounts  payable  incurred  in the ordinary course of business with an original maturity or due date of not greater than one hundred eighty (180) days from the creation thereof (and which are not overdue for more than thirty (30) days).

        Institutional Investor -- means the Purchasers, any affiliate of any of the Purchasers and any holder or beneficial owner of Notes that is an "accredited investor" as defined in section 2(15) of the Securities Act.

        Intangible Assets -- Section 6.6.

        IRC -- means the Internal Revenue Code of 1986, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

        IRS -- means the Internal Revenue Service and any successor agency.

        Leverage Ratio -- Section 6.8(a).

        Lien -- means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, sale with recourse or a trust receipt, or a lease, consignment or bailment for security purposes. The term "Lien" includes, without limitation, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting real Property and includes, without limitation, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements. For the purposes hereof, the Company and each Subsidiary shall be deemed to be the owner of any Property that it shall have acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention or vesting is deemed a Lien. The term "Lien" does not include negative pledge clauses in agreements relating to the borrowing of money.

        Make-Whole Amount -- means, with respect to any date (a "Prepayment Date") and any principal amount ("Prepaid Principal") of Notes required for any reason to be paid prior to the regularly scheduled maturity thereof on such Prepayment Date, the greater of

            (a) Zero Dollars ($0), and

            (b) (i) the sum of the present values of the then remaining scheduled payments of principal and interest (minus, in the case of the first of such interest payments, and prior to determining the present value thereof, the amount of interest accrued on such Prepaid Principal since the scheduled interest payment date immediately preceding such Prepayment Date) that would be payable in respect of such Prepaid Principal but for such prepayment, minus

                (ii) such Prepaid Principal.

In determining such present values, a discount rate equal to the Make-Whole Discount Rate with respect to such Prepayment Date and Prepaid Principal divided by twelve (12), and a discount period of one (1) month of thirty (30) days, shall be used.

        Make-Whole Discount Rate -- means, with respect to any Prepayment Date and Prepaid Principal, a rate equal to the sum of fifty one-hundredths percent (.50%) plus the Treasury Rate determined as of such Prepayment Date.

As used in this definition:

            Treasury Rate -- means, with respect to the calculation of a Make-Whole Amount in respect of any prepayment or acceleration of any Notes,

                (a) the yield  reported on the day on which such  calculation is being made, as the yield, based on the "bid" price, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) providing the most current yields for actively traded United States Treasury securities with maturities corresponding to the remaining Weighted Average Life to Maturity of the Prepaid Principal (such Weighted Average Life to Maturity being determined as of the date of such calculation and rounded to the nearest month), or

                (b) if and only if the  source of data  described  in clause (a)
            ceases to exist or fails to report such yield, a reasonably comparable electronic service as may be designated by the Required Holders, or

                (c) if and only if the source of data specified in clause (a) of this definition ceases to exist or fails to report such yield and the Required Holders shall fail to agree upon a comparable electronic service pursuant to clause (b) of this definition, such yield reported under the heading "This Week" and under the caption "Treasury Constant Maturities" of the maturity corresponding to the remaining Weighted Average Life to Maturity of the Prepaid Principal (such Weighted Average Life to Maturity being determined as of the date of such calculation and rounded to the nearest month) as most recently published and made available to the public in the statistical release designated "H.15(519)" or any successor publication that is published weekly by the Federal Reserve System and that establishes yields on actively traded United States Treasury securities or, if no such successor publication is available, then any other source of current information in respect of interest rates on the securities of the United States of America that is generally available and, in the judgment of the Required Holders, provides information reasonably comparable to the H.15(519) statistical release.

                If no maturity  exactly  corresponds  to such  rounded  Weighted
            Average Life to Maturity, yields for the two (2) most closely corresponding published maturities next above and below the rounded Weighted Average Life to Maturity of the Prepaid Principal shall be calculated pursuant to the immediately preceding sentence and the Treasury Rate shall be interpolated from such yields on a straight-line basis, rounding with respect to each such relevant period to the nearest month.

        Margin   Security  --  means  "margin   stock"  within  the  meaning  of
    Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, as amended from time to time.

        Material Adverse Effect -- means a material adverse effect on

            (a) the business, prospects, profits, Properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole,

            (b) the ability of the Company to perform its obligations set forth in this Agreement and in the Notes, or

            (c) the validity or enforceability of any of the terms or provisions of this Agreement or the Notes.

        Most Recent 10-K -- means the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, as filed with the Securities and Exchange Commission.

        Multiemployer Plan -- means any "multiemployer plan" (as defined in section 3(37) of ERISA) in respect of which the Company or any ERISA Affiliate is an "employer" (as such term is defined in section 3 of ERISA).

        Net Tangible Assets -- Section 6.13.

        Note Purchase Agreements -- Section 1.2(c).

        Notes -- Section 1.1.

        Offer Determination Date -- Section 4.3(b).

        Ohse -- means Ohse Transportation, Inc., a Kansas corporation.

        Operating Lease -- Section 6.10.

        Other Purchaser -- Section 1.2(c).

        PBGC -- means the Pension Benefit Guaranty Corporation and any successor corporation or governmental agency.

        Pension Plan -- means, at any time, any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) maintained at such time by the Company or any ERISA Affiliate for employees of the Company or such ERISA Affiliate, excluding any Multiemployer Plan.

        Person  --  means  an  individual,  sole  proprietorship,   partnership,
    corporation, trust, limited liability company, joint venture, unincorporated organization, or a government or agency or political subdivision thereof.

        Prepaid Principal -- has the meaning assigned to such term in the definition of "Make-Whole Amount" set forth in this Section 9.1.

        Prepayment Date -- has the meaning assigned to such term in the definition of "Make-Whole Amount" set forth in this Section 9.1.

        Property -- means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

        Purchasers -- Section 1.2(c).

        Rabobank -- means Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. ("Rabobank Nederland"), New York Branch.

        Required Holders -- means, at any time, the holders of more than sixty-six and two-thirds percent (66-2/3%) in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary and any Affiliate).

        Required Principal Prepayment -- Section 4.1(b).

        Securities Act -- means the Securities Act of 1933, as amended from time to time.

        Security -- means "security" as defined in section 2(1) of the Securities Act.

        Senior Financial Officer -- means the chief financial officer, the principal accounting officer, the treasurer or the comptroller of the Company.

        Senior Officer -- means the chief executive officer, the chief operating officer, the president, the chief financial officer, the treasurer or the secretary of the Company.

        Source -- Section 1.3(b).

        Subordinated Debt -- means, at any time, any unsecured Indebtedness of the Company or a Subsidiary that is in any respect subordinate or junior in right of payment or otherwise to the Indebtedness evidenced by the Notes or to any other Indebtedness of the Company or any Subsidiary.

        Subsidiary -- means, at any time, any corporation of which the Company owns, directly or indirectly, more than fifty percent (50%) (by number of votes) of each class of the Voting Stock of such corporation at such time.

        Subsidiary Guaranty -- means a Guaranty Agreement, substantially in the form of Exhibit E hereto, executed by a Subsidiary in favor of the holders of Notes pursuant to Section 6.16 hereof guarantying the Company's obligations under the Note Purchase Agreements and the Notes.

        Surviving Corporation -- Section 6.5(a).

        Tangible Net Worth -- Section 6.6.

        Total Subsidiary Indebtedness -- Section 6.8(c).

        Transfers -- Section 6.5(c).

        Voting Stock -- means capital stock of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect corporate directors (or Persons performing similar functions).

        Weighted Average Life to Maturity -- means, with respect to any Prepayment Date and Prepaid Principal, the number of years obtained by dividing (a) the Remaining Dollar-Years with respect to such Prepayment Date and such Prepaid Principal by (b) such Prepaid Principal.

As used in this definition:

            Remaining Dollar-Years -- means, with respect to any Prepayment Date and Prepaid Principal, the result obtained by

                (a) multiplying an amount equal to each then remaining  required payment of principal (including repayment at final maturity) of such Indebtedness unpaid immediately prior to such date, by

                    (ii)  the  number  of  years   (calculated  to  the  nearest
                one-twelfth (1/12)) that will elapse between such date and the date each such required payment of principal is due, and

                (b) calculating the sum of each of the products  obtained in the preceding clause (a).

        Wholly-Owned Subsidiary -- means, at any time, any Subsidiary one hundred percent (100%) of all of the equity Securities (except directors' qualifying shares) and voting Securities of which are owned by any one or more of the Company and the other Wholly-Owned Subsidiaries at such time.

    9.2 GAAP.

Unless otherwise provided herein, all financial statements delivered in connection herewith will be prepared in accordance with GAAP as in effect on the date of, or during the period covered by, such financial statement. Where the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation is required to be made for any purpose hereunder, it shall be done in accordance with GAAP as in effect on the date of, or at the end of the period covered by, the financial statements from which such asset, liability, item of income, or item of expense, is derived, or, in the case of any such computation, as in effect on the date as of which such computation is required to be determined, provided, that if any term defined herein includes or excludes amounts, items or concepts that would not be included in or excluded from such term if such term were defined with reference solely to GAAP, such term will be deemed to include or exclude such amounts, items or concepts as set forth herein. Whenever a calculation based on the consolidated financial position or consolidated results of operations of a group of Persons is required hereby, investments by members of the group in Persons which are excluded hereby from such group shall be accounted for using the cost method.

    9.3 Directly or Indirectly.

Where any provision herein refers to action to be taken by any Person, or that such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

    9.4 Section Headings and Table of Contents and Construction.

            (a) Section Headings and Table of Contents, etc. The titles of the Sections of this Agreement and the Table of Contents of this Agreement appear as a matter of convenience only, do not constitute a part of this Agreement and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision.

            (b) Construction. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

    9.5 Governing Law.

THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL NEW YORK LAW.

10. MISCELLANEOUS

    10.1 Communications.

            (a) Method; Address. All communications hereunder or under the Notes shall be in writing, shall be hand delivered, deposited into the United States mail (registered or certified mail), postage prepaid, sent by overnight courier or sent by facsimile transmission (confirmed by delivery by overnight courier) and shall be addressed,

                (i) if to the Company,

                    Hudson Foods, Inc.
                    1225 Hudson Road
                    Rogers, Arkansas 72756
                    Attention: Charles B. Jurgensmeyer, Chief Financial Officer
                               and Executive Vice President, and Tommy D.
                               Reynolds, Secretary and Treasurer

                    Telephone: (501) 636-1100
                    Facsimile: (501) 631-5400,

            or at such other address as the Company shall have furnished in writing to each Purchaser and all other holders of the Notes at the time outstanding, and

        (ii) if to any of the holders of the Notes,

            (A) if such holders are the Purchasers, at their respective addresses set forth on Annex 1 hereto, and further including any parties referred to on such Annex 1 that are required to receive notices in addition to such holders of the Notes, and

            (B) if such holders are not the Purchasers, at their respective addresses set forth in the register for the registration and transfer of Notes maintained pursuant to Section 5.1 hereof,

or to any such party at such other address as such party may designate by notice duly given in accordance with this Section 10.1 to the Company (which other address shall be entered in such register).

        (b) When Given. Any communication properly addressed and sent in accordance with Section 10.1(a) hereof shall be deemed to be received when actually received at the address of the addressee.

    10.2 Reproduction of Documents.

This Agreement and all documents relating hereto, including, without limitation,

        (a) consents, waivers and modifications that may hereafter be executed,

        (b) documents received by you at the Closing of your purchase of Notes (except the Notes themselves), and

        (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser or any other holder of Notes,

may be reproduced by such Purchaser or such other holder of Notes by any photographic, photostatic, microfilm, micro-card, miniature photographic, digital or other similar process and each Purchaser or such other holder of Notes may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such

Purchaser or such other holder of Notes in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. Nothing in this Section 10.2 shall prohibit the Company or any Purchaser or any other holder of Notes from contesting the validity or the accuracy of any such reproduction.

    10.3 Survival.

All warranties, representations, certifications and covenants made by the Company herein or in any certificate or other instrument delivered by the Company or on behalf of the Company hereunder shall be considered to have been relied upon by you and shall survive the delivery to you of the Notes regardless of any investigation made by you or on your behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company hereunder.

    10.4 Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of all holders, from time to time, of Notes, and shall be enforceable by any such holder, whether or not an express assignment to such holder of rights hereunder shall have been made by any Purchaser or any Purchaser's successor or assign.

    10.5 Amendment and Waiver.

        (a) General Requirements. This Agreement may be amended, and the observance of any term hereof may be waived, with (and only with) the written consent of the Company and the Required Holders, provided that

            (i) no such amendment or waiver shall, without the written consent of the holders of all Notes (exclusive of Notes held by the Company, any Subsidiary or any Affiliate) at the time outstanding,

                (A) subject to Section 8 hereof, change the amount or time of any prepayment or payment of principal or Make-Whole Amount or the rate or time of payment of interest,

                (B) amend Section 6.19 or Section 8 hereof,

                (C) amend the definition of "Required Holders," or

                (D) amend this Section 10.5; and

            (ii) no amendment or waiver of any of the provisions of Section 1 through Section 4 hereof, inclusive, or any defined term used therein, shall be effective as to any Purchaser or any other holder of Notes unless agreed and consented to by such Purchaser or such other holder of Notes in writing.

        (b) Solicitation.

            (i) Solicitation. The Company shall not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions hereof or the Notes unless each Purchaser and each other holder of the Notes (irrespective of the amount of Notes then owned by it) shall be provided by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Section 10.5 shall be delivered by the Company to each Purchaser and each other holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by all holders of outstanding Notes required to consent or agree to such waiver or consent.

            (ii) Payment. The Company shall not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Purchaser or any other holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, ratably to all of the Purchasers and the other holders of all Notes then outstanding.

            (iii) Scope of Consent.  Any consent  made  pursuant to this Section
        10.5 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force and effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force and effect, retroactive to the date such amendment or waiver initially took or takes effect, except solely as to such holder.

        (c) Binding Effect. Except as provided in Section 10.5(a) and Section 10.5(b)(iii) hereof, any amendment or waiver consented to as provided in this Section 10.5 shall apply equally to all Purchasers and all other holders of Notes and shall be binding upon them and upon each future holder of any Note and upon the Company whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.

    10.6 Expenses.

The Company shall pay when billed

        (a) all expenses incurred by any Purchaser and any other holder of Notes in connection with the enforcement of any rights under this Agreement and the Notes (including, without limitation, all fees and expenses of such Purchaser's or such other holder's special counsel), and

        (b) all expenses relating to the consideration, negotiation, preparation or execution of any amendments, waivers or consents pursuant to Section 10.5 and the other terms and provisions hereof, whether or not any such amendments, waivers or consents are executed, including, without limitation any amendments, waivers or consents resulting from any work-out, restructuring or similar proceedings relating to the performance by the Company of its obligations under this Agreement or the Notes.

    10.7 Payments on Notes.

        (a) Manner of Payment. The Company shall pay all amounts payable with respect to each Note (without any presentment of such Notes and without any notation of such payment being made thereon) by crediting, by federal funds bank wire transfer, the account of the holder thereof in any bank in the United States of America as may be designated in writing by such holder, or in such other manner as may be reasonably directed or to such other address in the United States of America as may be reasonably designated in writing by such holder. Annex 1 hereto shall be deemed to constitute notice, direction or designation (as appropriate) to the Company with respect to payments as aforesaid. In the absence of such written direction, all amounts payable with respect to each Note shall be paid by check mailed and addressed to the registered holder of such Note at the address shown in the register maintained by the Company pursuant to Section 5.1 hereof.

        (b) Payments Due on Holidays. If any payment due on, or with respect to, any Note shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day following the day on which such payment shall have so fallen due; provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall be deemed to have been originally due on such first following Business Day, such interest shall accrue and be payable to (but not including) the actual date of payment, and the amount of the next succeeding interest payment shall be adjusted accordingly.

        (c) Payments, When Received. Any payment to be made to the holders of Notes hereunder or under the Notes shall be deemed to have been made on the Business Day such payment actually becomes available to such holder at such holder's bank prior to 11:00 a.m. (local time of such bank).

    10.8 Jurisdiction; Service of Process

THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER OR UNDER THE NOTES, BROUGHT BY ANY PURCHASER OR ANY OTHER REGISTERED HOLDER OF A NOTE AGAINST THE COMPANY OR ANY OF ITS PROPERTY, MAY BE BROUGHT BY SUCH PERSON IN THE COURTS OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY STATE COURT SITTING IN NEW YORK, NEW YORK, AS SUCH PURCHASER OR OTHER REGISTERED HOLDER OF A NOTE MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF EACH SUCH COURT, AND AGREES THAT PROCESS SERVED EITHER PERSONALLY OR BY REGISTERED MAIL SHALL CONSTITUTE, TO THE EXTENT PERMITTED BY

LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUCH SUIT, AND THE COMPANY IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT THE COMPANY IS NOT SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT. RECEIPT OF PROCESS SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE. IN ADDITION, THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT THE COMPANY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR
PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND/OR THE NOTES, BROUGHT IN SUCH COURTS, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PURCHASER OR OTHER REGISTERED HOLDER OF A NOTE TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER THE COMPANY IN SUCH OTHER JURISDICTION, AND IN SUCH MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

    10.9 Entire Agreement.

This Agreement constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.

    10.10 Duplicate Originals, Execution in Counterpart.

Two (2) or more duplicate originals hereof may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.

     [Remainder of page intentionally blank; next page is signature page.]

If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart hereof and returning such counterpart to the Company, whereupon this Agreement shall become binding between us in accordance with its terms.

Very truly yours,

HUDSON FOODS, INC.

By
Name:
Title:

Accepted:

[PURCHASER]

By
Name:
Title:

ANNEX 1

INFORMATION AS TO PURCHASERS

ANNEX 1

NOTE PURCHASE AGREEMENT

Annex 1-1

NOTE PURCHASE AGREEMENT

Annex 2-1

ANNEX 2

PAYMENT INSTRUCTIONS AT CLOSING

NOTE PURCHASE AGREEMENT

Annex 3-1

ANNEX 3

INFORMATION AS TO COMPANY AND SUBSIDIARIES

ANNEX 2

NOTE PURCHASE AGREEMENT

Annex 3-1

NOTE PURCHASE AGREEMENT

Annex 4-1

ANNEX 4

INFORMATION AS TO BUSINESS COVENANTS

FORM OF NOTE

EXHIBIT A

FORM OF NOTE

HUDSON FOODS, INC.

6.69% SENIOR NOTE DUE DECEMBER 28, 2005

No. R-[_] PPN: 443782 A# 4
$[________] December 28, 1995

HUDSON FOODS, INC. (the "Company"), a Delaware corporation, for value received, hereby promises to pay to [______] or registered assigns the principal sum of [______] DOLLARS ($[______]) on December 28, 2005 and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance hereof from the date of this Note at the rate of six and sixty-nine one-hundreds percent (6.69%) per annum, payable monthly in arrears on the twenty-eighth (28th) day of each calendar month in each year, commencing on the later of January 28, 1996 or the first interest payment date following the date of this Note, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue partial payment of principal) and Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest (the due date of such payments to be determined without giving effect to any grace period), at a rate per annum equal to the lesser of (a) the highest rate allowed by applicable law or (b) the greater of (i) eight and sixty-nine one-hundredths percent (8.69%), or (ii) two percent (2%) per annum in excess of the prime rate of interest of Morgan Guaranty Trust Company in New York City as publicly announced and in effect on the first day of each calendar month, from month to month.

Payments of principal, Make-Whole Amount, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Purchase Agreement (defined below).

This Note is one of an issue of Notes of the Company issued in an aggregate principal amount limited to Fifty-Five Million Dollars ($55,000,000) pursuant to the Company's separate Note Purchase Agreements (collectively, as amended from time to time, the "Note Purchase Agreement"), each dated as of December 28, 1995, with the purchasers listed on Annex 1 thereto, is entitled to the benefits thereof and subject to the terms thereof, and the terms of which are incorporated herein by reference. Capitalized terms used herein and not defined herein have the meanings specified in the Note Purchase Agreement.

As provided in the Note Purchase Agreement, (i) a portion of the principal of this Note must be repaid (and will become due and payable) prior to the stated maturity hereof, (ii) all or a portion of the principal of this Note may be repaid at the option of the Company (and will, on the exercise of such option, become due and payable) prior to the stated maturity hereof and a Make-Whole Amount may be due in connection therewith, and (iii) all of the principal of this Note (together with any applicable Make-Whole Amount) may, under certain circumstances, be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement.

This Note is a registered Note and is transferable only by surrender thereof at the principal office of the Company as specified in the Note Purchase Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing.

THIS NOTE AND THE NOTE PURCHASE AGREEMENT ARE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL NEW YORK LAW.

HUDSON FOODS, INC.

By:

Name:
Title:

FORM OF SUBSIDIARY GUARANTY

EXHIBIT E

FORM OF SUBSIDIARY GUARANTY

GUARANTY

THIS GUARANTY (as amended from time to time, this "Guaranty"), dated as of [_______ __, ____], by [____________] (together with its successors and assigns, the "Guarantor"), a[n] [__________] corporation, in favor of each of the holders of Notes (as defined below).

W I T N E S S E T H:

WHEREAS, Hudson Foods, Inc., a Delaware corporation (together with its successors, assigns and transferees, the "Company"), entered into those certain separate Note Purchase Agreements (collectively, as amended, modified, waived or restated from time to time, the "Note Purchase Agreement"), each dated as of December 28, 1995, with, respectively, each of the purchasers listed on Annex 1 thereto (the "Purchasers"), which provide, among other things, for the issuance and sale to the Purchasers of the Company's 6.69% Senior Notes due December 28, 2005 (which notes, together with any notes delivered in substitution or exchange for any such notes, are herein referred to individually as a "Note," and collectively, as the "Notes") in the aggregate principal amount of Fifty-Five Million Dollars ($55,000,000); and

WHEREAS, the Purchasers, subject to the terms and conditions of the Note Purchase Agreement, agreed to purchase the Notes from the Company on the condition that, among other things, the Company shall, pursuant to Section 6.16 of the Note Purchase Agreement, cause the Guarantor to guaranty the payment and performance of all obligations of the Company arising under, or in respect of, the Notes, the Note Purchase Agreement, and all other documents executed in connection therewith, and agree to be bound by the terms and provisions of the Note Purchase Agreement, all as hereinafter provided; and

WHEREAS, the Guarantor is a [wholly-owned] subsidiary of the Company and has or will derive direct and indirect economic, financial and other benefits from the Indebtedness incurred under the Note Purchase Agreement and the Notes by the Company, and under this Guaranty by the Guarantor, and the incurrence of such Indebtedness is in the best interests of the Guarantor; and

WHEREAS, the Guarantor desires and is willing to execute this Guaranty in accordance with the requirements of the Note Purchase Agreement, and all acts and proceedings required by law and by the certificate of incorporation and bylaws of the Guarantor necessary to constitute this Guaranty a valid and binding agreement for the uses and purposes set forth herein in accordance with its terms have been done and taken, and the execution and delivery hereof has been in all respects duly authorized;

NOW THEREFORE, in consideration of the premises and mutual agreements set forth herein, and other good and valuable consideration to the Guarantor paid (the receipt and sufficiency of which are hereby acknowledged), the Guarantor hereby agrees as follows:

11. GUARANTY AND OTHER RIGHTS AND UNDERTAKINGS

    11.1 Guarantied Obligations

The Guarantor hereby irrevocably, unconditionally and absolutely guarantees to each holder of Notes, as and for the Guarantor's own debt, until final and indefeasible payment has been made:

        (a) the due and punctual payment by the Company of the principal of, and interest, and the Make-Whole Amount (if any) on, the Notes at any time outstanding and the due and punctual payment of all other amounts payable, and all other indebtedness owing, by the Company to the holders of the Notes under the Note Purchase Agreement and the Notes (all such obligations so guarantied are herein collectively referred to as the "Guarantied Obligations"), in each case when and as the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayment, by acceleration or otherwise, all in accordance with the terms and provisions thereof; it being the intent of the Guarantor that the guaranty set forth herein (the "Unconditional Guaranty") shall be a guaranty of payment and not a guaranty of collection; and

        (b) the punctual and faithful performance, keeping, observance, and fulfillment by the Company of all duties, agreements, covenants and obligations of the Company contained in the Note Purchase Agreement and the Notes.

    11.2 Performance Under Note Purchase Agreement

In the event the Company fails to make, on or before the due date thereof, any payment of the principal of, or interest or the Make-Whole Amount (if any) on, the Notes or of any other amounts payable, or any other indebtedness owing, to the holders of the Notes under the Note Purchase Agreement or any of the Notes or if the Company shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (a) or clause (b) of Section 1.1 hereof in the manner provided in the Notes or in the Note Purchase Agreement after, in each case, giving effect to any applicable grace periods or cure provisions or waivers or  amendments,  the  Guarantor  shall  cause  forthwith  to be paid the moneys, or to be performed, kept, observed, or fulfilled each of such obligations, in respect of which such failure has occurred in accordance with the terms and provisions of the Note Purchase Agreement and the Notes. In furtherance of the foregoing, if an Event of Default shall exist, all of the Guarantied Obligations shall, in the manner and subject to the limitations provided  in the Note  Purchase  Agreement  for the  acceleration  of the  Notes
(including, without limitation, the provisions related to the annulment thereof), forthwith become due and payable without notice, regardless of whether the acceleration of the Notes shall be stayed, enjoined, delayed or otherwise prevented.

    11.3 Waivers

To the fullest extent permitted by law, the Guarantor does hereby waive:

        (a) notice of acceptance of this Guaranty;

        (b) notice of any purchase of the Notes under the Note Purchase Agreement, or the creation, existence or acquisition of any of the Guarantied Obligations, subject to the Guarantor's right to make inquiry of each holder of Notes to ascertain the amount of the Guarantied Obligations at any reasonable time;

        (c) notice of the amount of the Guarantied Obligations, subject to the Guarantor's right to make inquiry of each holder of Notes to ascertain the amount of the Guarantied Obligations at any reasonable time;

        (d) notice of adverse change in the financial condition of the Company or any other fact that might increase or expand the Guarantor's risk hereunder;

        (e) notice of presentment for payment, demand, protest, and notice thereof as to the Notes or any other instrument;

        (f) notice of any Default or Event of Default;

        (g) all other notices and demands to which the Guarantor might otherwise be entitled (except if such notice or demand is specifically otherwise required to be given to the Guarantor pursuant to the terms of this Guaranty);

        (h) the right by statute or otherwise to require any holder of Notes to institute suit against the Company or any other Person or to exhaust the rights and remedies of such holder of Notes against the Company or any other Person, the Guarantor being bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter accruing, as fully as if such Guarantied Obligations were directly owing to the holders of Notes by the Guarantor;

        (i) any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been fully and finally performed and indefeasibly paid) of the Company or by reason of the cessation from any cause whatsoever of the liability of the Company in respect thereof, and any other defense that the Guarantor may otherwise have against the Company or any holder of Notes; and

        (j) any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force which, but for this waiver, might be applicable to any sale of Property of the Guarantor made under any judgment, order or decree based on this Guaranty, and the Guarantor covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of such law.

    11.4 Certain Waivers of Subrogation, Reimbursement and Indemnity.

The Guarantor hereby acknowledges and agrees that

        (a) the Guarantor shall not have any right of subrogation, contribution, reimbursement, or indemnity whatsoever in respect of the Guarantied Obligations, and no right of recourse to or with respect to any assets or Property of the Company,

        (b) it will not file any claims against the Company or the estate of the Company in the course of any proceeding under any applicable bankruptcy or insolvency law in respect of the rights referred to in this Section 1.4, and

        (c) each holder of Notes may specifically enforce the provisions of this
    Section 1.4.

Nothing shall discharge or satisfy the obligations of the Guarantor hereunder except the full and final performance and indefeasible payment of the Guarantied Obligations.

    11.5 Releases

The Guarantor consents and agrees that, without notice to or by the Guarantor and without impairing, releasing, abating, deferring, suspending, reducing, terminating or otherwise affecting the obligations of the Guarantor hereunder, each holder of Notes, in the manner provided herein, by action or inaction, may:

        (a) compromise or settle, renew or extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not, enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Notes or the Note Purchase Agreement;

        (b) assign, sell or transfer, or otherwise dispose of, any one or more of the Notes;

        (c) grant waivers, extensions, consents and other indulgences to the Company or any other Person in respect of any one or more of the Notes or the Note Purchase Agreement;

        (d) amend, modify or supplement in any manner and at any time (or from time to time) any one or more of the Notes or the Note Purchase Agreement;

        (e) release or substitute any one or more of the endorsers or guarantors of the Guarantied Obligations whether parties hereto or not;

        (f) sell, exchange, release or surrender any Property at any time pledged or granted as security in respect of the Guarantied Obligations, whether so pledged or granted by the Guarantor or another guarantor of the Company's obligations under the Note Purchase Agreement and the Notes; and

        (g) exchange, enforce, waive, or release, by action or inaction, any security for the Guarantied Obligations or any other guaranty of any of the Notes.

    11.6 Marshaling

The Guarantor consents and agrees that:

        (a) no holder of Notes shall be under any obligation to marshal any assets in favor of the Guarantor or against or in payment of any or all of the Guarantied Obligations; and

        (b) to the extent the Company or another Person makes a payment or payments to any holder of Notes, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver, or any other party under any bankruptcy law, common law, or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made and the Guarantor shall be primarily liable for such obligation.

    11.7 Liability

The Guarantor agrees that its liability in respect of this Guaranty shall be immediate and shall not be contingent upon the exercise or enforcement by any holder of Notes of whatever remedies any such holder may have against the Company or any other Person or the enforcement of any Lien or realization upon any security any such holder may at any time possess.

    11.8 Primary Obligation

The Unconditional Guaranty set forth herein is a primary and original obligation of the Guarantor and is an absolute, unconditional, continuing and irrevocable guaranty of payment and performance and shall remain in full force and effect (except as set forth in Section 1.16 hereof) until the full, final and indefeasible payment of the Guarantied Obligations without respect to future changes in conditions, including, without limitation:

        (a) any change of law or any invalidity or irregularity with respect to the issuance or assumption of any obligations (including, without limitation, the Notes) of or by any of the Company or the Guarantor, or with respect to the execution and delivery of any agreement (including, without limitation, the Notes, the Note Purchase Agreement and this Guaranty) of or by any of the Company or the Guarantor;

        (b) the genuineness, validity, regularity or enforceability of any of the Guarantied Obligations;

        (c) any default, failure or delay, willful or otherwise, in the performance of any obligations by the Company;

        (d) any event or condition described in Section 1.5 hereof;

        (e) the occurrence of any event or the existence of any condition specified in Section 8.1(g), Section 8.1(h) or Section 8.1(i) of the Note Purchase Agreement with respect to the Company or any Subsidiary;

        (f) any change in the ownership of the Voting Stock or other equity Securities of the Company or the Guarantor;

        (g) the impossibility or illegality of performance on the part of the Company under the Note Purchase Agreement, the Notes or this Guaranty;

        (h) any change of circumstances of the Company, the Guarantor or any other Person, whether or not foreseen or foreseeable, whether or not imputable to the Company or the Guarantor, including, without limitation, impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, economic or political conditions, or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company or the Guarantor and whether or not of the kind hereinbefore specified;

        (i) any attachment, claim, demand, charge, lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, or any claims, demands, charges, liens or encumbrances of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under the Note Purchase Agreement or the Notes, so that such sums would be rendered inadequate or would be unavailable to make the payment herein provided;

        (j) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any nation or any political subdivision thereof; or

        (k) any other change or circumstance whatsoever.

    11.9 Election to Perform Obligations

Any election by the Guarantor to pay or otherwise perform any of the obligations of the Company under the Notes or the Note Purchase Agreement shall not release the Company from such obligations or any of the Company's other obligations under the Notes or the Note Purchase Agreement.

    11.10 No Election

Each holder of Notes shall, individually or collectively, have the right to seek recourse against the Guarantor to the fullest extent provided for herein for the Guarantor's obligations under this Guaranty in respect of the Notes. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of such holder's right to proceed in any other form of action or proceeding or against other parties unless such holder has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by any holder of Notes against the Company or the Guarantor under any document or instrument evidencing obligations of the Company or the Guarantor to such holder of Notes shall serve to diminish the liability of the Guarantor under this Guaranty, except to the extent that such holder of Notes finally and unconditionally shall have realized payment by such action or proceeding, notwithstanding the effect of any such action or proceeding upon the Guarantor's right of subrogation against the Company.

    11.11 Severability

Subject to Section 8 of the Note Purchase Agreement, each of the rights and remedies granted under this Guaranty to each holder of Notes in respect of the Notes held by such holder may be exercised by such holder without notice by such holder to, or the consent of or any other action by, any other holder of Notes.

    11.12 Other Enforcement Rights

Each holder of Notes may proceed, as provided in Section 1.11 hereof, to protect and enforce this Guaranty by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement contained herein or in execution or aid of any power herein granted; or for the recovery of judgment for the obligations hereby guarantied or for the enforcement of any other proper, legal or equitable remedy available under applicable law. Each holder of Notes shall have, to the fullest extent permitted by law and this Guaranty, a right of set-off against any and all credits and any and all other Property of the Guarantor, now or at any time whatsoever with, or in the possession of, such holder of Notes, or anyone acting for such holder, to ensure the full performance of any and all obligations of the Guarantor hereunder.

    11.13 Delay or Omission; No Waiver

No course of dealing on the part of any holder of Notes and no delay or failure on the part of any such holder to exercise any right hereunder shall impair such right or operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies hereunder. Every right and remedy given by this Guaranty or by law to any holder of Notes may be exercised from time to time as often as may be deemed expedient by such Person.

    11.14 Restoration of Rights and Remedies

If any holder of Notes shall have instituted any proceeding to enforce any right or remedy under this Guaranty, under the Note Purchase Agreement or under any Note held by such holder of Notes, and such proceeding shall have been dismissed, discontinued or abandoned for any reason, or shall have been determined adversely to such holder, then and in every such case each such holder, the Company and the Guarantor shall, except as may be limited or affected by any determination (including, without limitation, any determination in connection with any such dismissal) in such proceeding, be restored severally and respectively to its respective former positions hereunder and thereunder, and thereafter, subject as aforesaid, the rights and remedies of such holders of Notes shall continue as though no such proceeding had been instituted.

    11.15 Cumulative Remedies

No remedy under this Guaranty, the Note Purchase Agreement or the Notes is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given pursuant to this Guaranty, the Note Purchase Agreement or the Notes.

    11.16 Survival

So long as the Guarantied Obligations shall not have been fully and finally performed and indefeasibly paid, the obligations of the Guarantor under this Guaranty shall survive the transfer and payment of any Note and the payment in full of all the Notes.

    11.17 No Setoff, Counterclaim or Other Deduction

Except as otherwise required by law, each payment by the Guarantor shall be made without setoff, counterclaim or other deduction.

    11.18 Notices in Respect of Payments.

If the Guarantor shall pay to any holder of a Note any amount in respect of the Guarantied Obligations, the Guarantor, within five (5) Business Days after making such payment, shall provide notice of such payment to each other holder of a Note.

INTERPRETATION OF THIS GUARANTYIS GUARANTY

    12.1 Terms Defined

As used in this Guaranty, the capitalized terms have the meaning specified in the Note Purchase Agreement unless otherwise set forth in this Guaranty (such definitions, unless otherwise expressly provided, to be equally applicable to both the singular and plural forms of the terms defined).

    12.2 Paragraph Headings and Construction

        (a) Paragraph Headings, etc. The titles of the paragraphs appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Guaranty as a whole and not to any particular paragraph or other subdivision.

        (b) Construction. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

WARRANTIES AND REPRESENTATIONS

The Guarantor represents and warrants to each holder of Notes, as of the date of effectiveness hereof, as follows:

    13.1 Generally.

        (a) The Guarantor is fully aware of the financial condition of the Company. The Guarantor delivers this guaranty based solely upon its own independent investigation and in no part upon any representation or statement of any one or more of the holders of Notes with respect thereto. The Guarantor is in a position to obtain, and hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of the Company as the Guarantor may deem material to its obligations hereunder, and the Guarantor is neither relying upon, nor expecting, any holder of Notes to furnish it any information concerning the financial condition of the Company.

        (b) The Guarantor is a corporation duly organized and validly existing and in good standing under the laws of if its jurisdiction of organization. The Guarantor has the corporate power to own its properties and carry on its business as it is now being conducted. The Guarantor has the valid authority and the corporate power to enter into and perform, and has taken all necessary action to authorize the entry into, and the performance and delivery of, this Guaranty and the transactions contemplated hereby.

        (c) This Guaranty has been duly authorized by all necessary action on the part of the Guarantor, has been duly executed and delivered by a duly authorized officer of the Guarantor, and constitutes a legal, valid and binding obligation of the Guarantor.

        (d) The entry into and performance of this Guaranty and the transactions contemplated hereby do not and will not conflict with any applicable law or regulation or official or judicial order, conflict with the certificate of incorporation or bylaws of the Guarantor, conflict with any agreement or document to which the Guarantor is a party or that is binding upon it or any of its Properties, or result in the creation or imposition of any Lien on any of its Properties pursuant to the provisions of any agreement or document.

        (e) Neither the legal nature of the Guarantor, nor any of its businesses and Properties, nor any relationship between or among the Guarantor or any other Person, nor any circumstance in connection with the execution or delivery of this Guaranty, is such as to require any authorization, consent, approval, license, registration, notarization, exemption or other action by or notice to or filing with any court or administrative or governmental body or agency having jurisdiction over the Guarantor or the Company or any of their respective properties or businesses, in connection with the execution and delivery of this Guaranty or the fulfillment of and compliance with the terms and provisions hereof.

        (f) The warranties and representations contained in Section 2 of the Note Purchase Agreement are true in all material respects on the date hereof with the same effect as though made on and as of the date hereof.

    13.2 Nature of Business of Company and Subsidiaries.

The Company, the Guarantor and all of the other Subsidiaries are, and will be, as to financing and capital raising activities, operated as part of one consolidated business entity and the Guarantor is directly or indirectly dependent upon the Company and each other Subsidiary for and in connection with its business activities and its financial resources.

    13.3 Solvency.

The fair value of the business and assets of the Company and the Guarantor is in excess of the amount that will be required to pay its respective liabilities (including, without limitation, contingent, subordinated, unmatured and unliquidated liabilities on existing debts, as such liabilities may become absolute and matured), in each case both prior to and after giving effect to the transactions contemplated by this Guaranty. After giving effect to the transactions contemplated by this Guaranty, neither the Company nor the Guarantor will be engaged in any business or transaction, or about to engage in any business or transaction, for which it has unreasonably small capital, and neither the Company nor the Guarantor has or had any intent to hinder, delay or defraud any entity to which it is, or will become, on or after the date hereof, indebted or to incur debts that would be beyond its ability to pay as such debts mature.

GENERAL COVENANTSL COVENANTS

The Guarantor covenants and agrees that on and after the date hereof and so long as any of the Guarantied Obligations shall be outstanding:

    14.1 Undertakings in Note Purchase Agreement

The Guarantor will be bound by the terms and provisions of the Note Purchase Agreement. Without limiting the generality of the foregoing, the Guarantor will comply with each of the undertakings of the Company in the Note Purchase Agreement in respect of which the Company undertakes to cause a Subsidiary generally or the Guarantor specifically to comply with such undertakings, as if such undertakings (as they apply to the Guarantor) were set forth at length herein as the undertakings of the Guarantor.

    14.2 Payment of Notes and Maintenance of Office

The Guarantor will punctually pay, or cause to be paid, all of the Guarantied Obligations when due and all other payment obligations required of it hereunder and will maintain an office at its address as set forth in paragraph 5.3 where notices, presentations and demands in respect of this Guaranty may be made upon it. Such office will be maintained at such address until such time as the Guarantor shall notify the holders of Notes of any change of location of such office.

    14.3 Further Assurances

The Guarantor will cooperate with the holders of Notes and execute such further instruments and documents as the Required Holders shall reasonably request to carry out, to the reasonable satisfaction of the Required Holders, the transactions contemplated by this Guaranty and the Note Purchase Agreement.

15. MISCELLANEOUS

    15.1 Successors and Assigns.

        (a) Whenever the Guarantor or any of the parties to the Note Purchase Agreement is referred to, such reference shall be deemed to include the successors and assigns of such party, and all the covenants, promises and agreements contained in this Guaranty by or on behalf of the Guarantor shall bind the successors and assigns of the Guarantor and shall inure to the benefit of each of the holders, from time to time, of the Notes, whether so expressed or not and whether or not an assignment of the rights hereunder shall have been delivered in connection with any assignment or other transfer of Notes.

        (b) The Guarantor agrees to take such action as may be reasonably requested by any holder of Notes in connection with the purchase by such holder or the transfer of the Notes of such holder in accordance with the requirements of the Note Purchase Agreement in connection with providing an executed copy of this Guaranty to the new holder or holders of such Notes, provided that no additional obligations of the Guarantor shall thereby be created (beyond what is provided by this Guaranty).

    15.2 Partial Invalidity.

The unenforceability or invalidity of any provision or provisions hereof shall not render any other provision or provisions contained herein unenforceable or invalid.

    15.3 Communications.

All communications to the holders of Notes or the Company hereunder shall be in writing, shall be delivered in the manner, to the addresses, and with the effect, as provided by the Note Purchase Agreement. Notices to the Guarantor shall be addressed as indicated on Annex 1, or as the Guarantor shall from time to time notify the holders of Notes in writing.

    15.4 Governing Law.

THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL NEW YORK LAW.

    15.5 Jurisdiction; Service of Process

THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, THE NOTES OR THE NOTE PURCHASE AGREEMENT, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER OR UNDER THE NOTES OR THE NOTE PURCHASE AGREEMENT, BROUGHT BY ANY HOLDER OF A NOTE AGAINST THE GUARANTOR OR ANY OF ITS PROPERTY, MAY BE BROUGHT BY SUCH HOLDER IN THE COURTS OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY STATE COURT SITTING IN NEW YORK, NEW YORK, AS SUCH HOLDER OF A NOTE MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF EACH SUCH COURT, AND AGREES THAT PROCESS SERVED EITHER PERSONALLY OR BY REGISTERED MAIL SHALL CONSTITUTE, TO THE EXTENT PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUCH SUIT, AND THE GUARANTOR IRREVOCABLY

WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT THE GUARANTOR IS NOT SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT. RECEIPT OF PROCESS SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE. IN ADDITION, THE GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT THE GUARANTOR MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AND/OR THE NOTES AND/OR THE NOTE PURCHASE AGREEMENT BROUGHT IN SUCH COURTS, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY HOLDER OF A NOTE TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER THE GUARANTOR IN SUCH OTHER JURISDICTION, AND IN SUCH MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW. THE GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

    15.6 Effective Date.

This Guaranty shall be effective as of the date first written above.

FORM OF SUBSIDIARY GUARANTY

FORM OF SUBSIDIARY GUARANTY

E-12

    15.7 Benefits of Guaranty Restricted to Noteholders.

Nothing express or implied in this Guaranty is intended or shall be construed to give to any Person other than the Guarantor and the holders of Notes any legal or equitable right, remedy or claim under or in respect hereof or any covenant, condition or provision therein or herein contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Guarantor and the holders of Notes.

    15.8 Survival of Representations and Warranties.

All representations and warranties contained herein or made in writing by the Guarantor in connection herewith shall survive the execution and delivery hereof.

    15.9 Expenses.

        (a) The Guarantor shall pay when billed the reasonable costs and expenses (including reasonable attorneys' fees) incurred by the holders of Notes in connection with the consideration, negotiation, preparation or execution of any amendments, waivers, consents, standstill agreements and other similar agreements with respect hereto (whether or not any such amendments, waivers, consents, standstill agreements or other similar agreements are executed).

        (b) At any time when the Company or the Guarantor and the holders of Notes are conducting restructuring or workout negotiations in respect hereof, or a Default or Event of Default exists, the Guarantor shall pay when billed the reasonable costs and expenses (including reasonable attorneys' fees and the reasonable fees of professional advisors) incurred by the holders of Notes in connection with the assessment, analysis or enforcement of any rights or remedies that are or may be available to the holders of the Notes.

        (c) If the Guarantor shall fail to pay when due any principal of, or Make-Whole Amount or interest on, any Note, the Guarantor shall pay to each holder of Notes, to the extent permitted by law, such amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys' fees, incurred by such holder in collecting any sums due on such Notes.

    15.10 Amendment.

This Guaranty may be amended only in a writing executed by the Guarantor and the Required Holders.

    15.11 Entire Agreement.

This Guaranty constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.

    15.12 Duplicate Originals.

Two or more duplicate counterpart originals hereof may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

     [Remainder of page intentionally blank. Next page is signature page.]

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed on its behalf by a duly authorized officer of the Guarantor.

[GUARANTOR]

By

Name:
Title:

Annex 1

Address of Guarantor:

[To be added at the time of execution and delivery of the Guaranty.]